UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EPAM Systems, Inc.

(Name of Registrant as Specified in its Charter)

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41 UNIVERSITY DRIVE, SUITE 202

NEWTOWN, PENNSYLVANIA 18940

April 30, 2015

To Our Stockholders:

You are cordially invited to attend our 2015 annual meeting of stockholders to be held Thursday, June 11, 2015, at 10:00 a.m. EDT, in person at 41 University Drive, Newtown, Pennsylvania 18940 (the “Annual Meeting”).

If you owned our common stock at the close of business on April 15, 2015, you are entitled to vote on the matters which are listed in the Notice of 2015 Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2, 3 and 5, and a vote FOR EVERY YEAR for Item 4 in the Notice.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible to make sure your shares are represented.

Thank you for your continued support.

/s/ Arkadiy Dobkin
Arkadiy Dobkin President, Chief Executive Officer and Chairman of the Board

EPAM SYSTEMS, INC.

41 UNIVERSITY DRIVE, SUITE 202

NEWTOWN, PENNSYLVANIA 18940

(267) 759-9000

Notice of 2015 Annual Meeting of Stockholders

April 30, 2015

TIME AND DATE	10:00 a.m. EDT, on Thursday, June 11, 2015

PLACE	41 University Drive, Newtown, Pennsylvania 18940

ITEMS OF BUSINESS

Item		Board Vote Recommendation

1.	To elect two (2) Class III directors to hold office for a three-year term or until their successors are elected and qualified.	FOR

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.	FOR

3.	An advisory vote to approve executive compensation.	FOR

4.	An advisory vote on the frequency of holding future advisory votes on executive compensation.	FOR EVERY YEAR

5.	To approve the EPAM Systems, Inc. 2015 Long Term Incentive Plan.	FOR

6.	To transact such other business as may properly come before the Annual Meeting.	N/A

RECORD DATE	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 15, 2015.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD	A list of the stockholders of record as of April 15, 2015 will be available for inspection during ordinary business hours at our offices, 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, for 10 days prior to the Annual Meeting, as well as at the Annual Meeting.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.

PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR MARK, SIGN, DATE AND RETURN YOUR PROXY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 11, 2015. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at http://www.astproxyportal.com/ast/17464/.

By Order of the Board of Directors of EPAM Systems, Inc.:

/s/ Ginger L. Mosier
Ginger L. Mosier
Vice President, General Counsel and Corporate Secretary

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

EPAM SYSTEMS, INC.

GENERAL INFORMATION

The Board of Directors (the “Board”) of EPAM Systems, Inc., a Delaware corporation (“we” or “EPAM”), is soliciting proxies to be used at the annual meeting of stockholders of EPAM to be held at our principal executive offices, located at 41 University Drive, Newtown, Pennsylvania 18940 on Thursday, June 11, 2015, at 10:00 a.m. EDT and any postponement, adjournment or continuation thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying notice and form of proxy are first being distributed to stockholders on or about April 30, 2015. The Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.

The proxy solicitation materials, including the Notice of 2015 Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2014 (the “2014 Annual Report”) and the proxy card or voting instruction card (collectively, the “Proxy Materials”), are being furnished to the holders of our common stock, par value $.001 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Proxy Materials are available at http://www.astproxyportal.com/ast/17464/ on or about April 30, 2015 to all stockholders entitled to vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making the Proxy Materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the Proxy Materials, lowers the costs incurred by EPAM for the Annual Meeting and helps to conserve natural resources.

On or about April 30, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials, and how to vote on the Internet.

If you received the Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request a printed copy, currently or on an ongoing basis. If you received a Notice by mail and would like to receive a paper or email copy of the Proxy Materials, follow the instructions on the Notice. Stockholders who requested paper copies of the Proxy Materials or previously elected electronic receipt did not receive a Notice and will receive the Proxy Materials in the format requested.

Newtown, Pennsylvania

April 30, 2015

QUESTIONS AND ANSWERS ABOUT

THE 2015 ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHY AM I RECEIVING THESE MATERIALS?

Our Board has made the Proxy Materials available to you on the Internet or has delivered printed Proxy Materials to you in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

WHAT IS A PROXY?

Our Board is soliciting your vote at the Annual Meeting. You may vote by proxy as explained in this Proxy Statement. A proxy is your formal legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Anthony Conte and Ginger Mosier have been designated as proxies for the Annual Meeting.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

There are five proposals that will be voted on at the Annual Meeting:

1.	To elect two (2) Class III directors specified in this Proxy Statement to hold office for a three-year term or until their successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

3.	An advisory vote to approve executive compensation.

4.	An advisory vote on the frequency of holding future advisory votes on executive compensation.

5.	To approve the EPAM Systems, Inc. 2015 Long Term Incentive Plan.

HOW DOES THE BOARD RECOMMEND I VOTE?

Our Board unanimously recommends that you vote:

•	FOR election of the two nominated Class III directors specified in this Proxy Statement (Proposal 1).

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014 (Proposal 2).

•	FOR approval, on an advisory and non-binding basis, of the compensation for our named executive officers as disclosed in this Proxy Statement (Proposal 3).

•	FOR EVERY YEAR, on an advisory and non-binding basis, as the frequency with which stockholders are provided an advisory vote to approve executive compensation (Proposal 4).

•	FOR approval of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (Proposal 5).

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Anthony Conte and Ginger Mosier, or either of them, will have discretion to vote on those matters in accordance with their best judgment, unless you direct them otherwise in your proxy instructions. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

The Board established the record date for determining the stockholders entitled to vote at the Annual Meeting as April 15, 2015 (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.

On the Record Date, 49,288,246 shares of our Common Stock were outstanding, and we had no other class of equity securities issued and outstanding. You are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. As of the Record Date, holders of Common Stock are eligible to cast an aggregate of 49,288,246 votes at the Annual Meeting.

A list of the stockholders of record as of April 15, 2015 will be available for inspection at EPAM’s headquarters for 10 days prior to the Annual Meeting and will be available at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

A majority of our outstanding shares of Common Stock as of the record date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This is called a quorum. If there are not enough shares of Common Stock present both in person and by timely and properly submitted proxies to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares are present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

WHAT IS THE DIFFERENCE BETWEEN BEING A “STOCKHOLDER OF RECORD” AND A “BENEFICIAL OWNER” HOLDING SHARES IN STREET NAME?

Stockholder of Record: You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC. The Proxy Materials are sent directly to a stockholder of record. A stockholder of record has the right to grant its proxy to vote directly to us or to vote via the Internet or in person at the Annual Meeting.

Beneficial Owner/Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee (a “Broker”), you are considered the “beneficial owner” of shares held in street name and your Broker is considered the stockholder of record. Your Broker forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your Broker how to vote your shares by completing the voting instruction form. Because a beneficial owner is not the stockholder of record, you are invited to attend the Annual Meeting, but you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the Broker that holds your shares, giving you the right to vote the shares at the Annual Meeting.

HOW DO I VOTE?

By Written Proxy: Stockholders of record can vote their shares by marking, signing and timely returning the proxy card.

By Internet Proxy: Stockholders of record can vote their shares via the Internet. The Notice contains instructions and the internet website address in order to vote by Internet. The Internet voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

In Person: All stockholders of record may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares Held in “Street Name”: If you are a beneficial holder because your shares of stock are held in “street name” (i.e. through a bank, broker or other nominee), you will receive voting instructions from the institutions holding your shares. The methods of voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of stock for more information.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.

IF I SUBMIT A PROXY BY PROXY CARD, INTERNET, OR MAIL, HOW WILL MY SHARES BE VOTED?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you properly submit your proxy but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

Stockholders of Record: If you are a stockholder of record and you properly submit your proxy but do not give voting instructions, the persons named as proxies will vote your shares as follows: FOR the election of EPAM’s director nominees set forth in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015 (Proposal 2); FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers (Proposal 3); FOR EVERY YEAR, on an advisory and non-binding basis, as the frequency with which stockholders are provided an advisory and non-binding vote to approve executive compensation (Proposal 4); and FOR the approval of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (Proposal 5). If you do not return a proxy, your shares will not be counted for purposes of determining whether a quorum exists and your shares will not be voted at the Annual Meeting.

Beneficial Owners: If you are a beneficial holder and you do not give voting instructions to your Broker within 10 days of the Annual Meeting, your Broker may exercise discretionary authority to vote on matters that the New York Stock Exchange (“NYSE”) determines to be “routine.” Your Broker is not allowed to vote your shares on “non-routine” matters and this will result in a “broker non-vote” on that non-routine matter, but the shares will be counted for purposes of determining whether a quorum exists. Broker non-votes do not count as votes for or against any proposal. Under NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) is a routine matter. The Election of Directors (Proposal 1), the Advisory Vote on Executive Compensation (Proposal 3), the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal 4) and the Approval of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (Proposal 5) is each a non-routine matter. Your Broker will not be able to vote your shares with respect to these non-routine matters if you have not provided directions to your Broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with EPAM’s Corporate Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy via the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your Broker, or, if you have obtained a legal proxy from your Broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

HOW WILL THE PROXIES BE SOLICITED?

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular directors, executive officers and employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

WHO WILL COUNT THE VOTES AND HOW CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Representatives of American Stock Transfer & Trust Company LLC, our inspectors of election, will tabulate and certify the votes. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we will file with the SEC shortly after the Annual Meeting.

WHAT IS AN ABSTENTION AND HOW WILL ABSTENTIONS BE TREATED?

An “abstention” is when a stockholder chooses to abstain or refrain from voting their shares on one or more matters presented for a vote. For the purpose of determining the presence of a quorum, abstentions are counted as present.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Item	Vote Required	Broker Discretionary Voting Allowed

Proposal 1 - Election of Class III Directors	Plurality of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting	No

Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2015	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting	Yes

Proposal 3 – Advisory Vote to Approve Executive Compensation	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting	No

Proposal 4 – Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting	No

Proposal 5 – Approval of the EPAM Systems, Inc. 2015 Long Term Incentive Plan	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting	No

With respect to Proposal 1, you may vote FOR two nominees, WITHHOLD your vote as to both nominees, or vote FOR one nominee and WITHHOLD your vote for the other nominee. The two nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of either or both directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two nominees for director and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

With respect to Proposals 2, 3 and 5 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 4, you may vote FOR EVERY YEAR, FOR EVERY TWO YEARS, FOR EVERY THREE YEARS, or ABSTAIN. If you abstain from voting on Proposal 4, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

If you plan to attend the Annual Meeting in person, you will need to bring proof of your ownership of Common Stock as of the close of business on April 15, 2015 (such as your proxy card or transfer agent statement). You will also be required to present an acceptable form of photo identification such as a passport or driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you are a beneficial owner holding shares in “street name” through your Broker and you would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 15, 2015. In order to vote at the meeting, you may contact your Broker in whose name your shares are registered and obtain a legal proxy from your Broker and bring it to the Annual Meeting.

WHAT ARE THE FISCAL YEAR END DATES?

Each of our fiscal years ends on December 31. This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about EPAM and its executive officers and directors. Some of the information is provided as of the end of our 2012, 2013 or 2014 fiscal years and some information is provided as of a more current date.

WHERE CAN I GET AN ANNUAL REPORT?

Our 2014 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2014, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement, in satisfaction of the requirements of the SEC.

In addition, this Proxy Statement and our 2014 Annual Report are available to you at no charge electronically at http://www.astproxyportal.com/ast/17464/.

Additional copies of the 2014 Annual Report are available at no charge upon written request. To obtain additional copies of the 2014 Annual Report, please contact us at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Ginger Mosier, General Counsel and Corporate Secretary. The request must include a representation by the stockholder that as of our record date, April 15, 2015, the stockholder was entitled to vote at the Annual Meeting.

BOARD OF DIRECTORS

Our certificate of incorporation and bylaws provides that the Board will consist of no fewer than three and no more than nine persons and that the exact number of members of the Board will be determined from time to time by resolution of a majority of our entire Board. The Board currently consists of six members. On January 30, 2014, Andrew J. Guff and Donald P. Spencer, each a Class II director, each announced that he would not seek re-election to the Board when his term expired at the 2014 Annual Meeting. One of the Class II director vacancies created by these departures was filled on September 16, 2014 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Dr. Peter Kuerpick to serve on the Board as an independent director.

The Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the two director nominees identified below for re-election as Class III directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2018, or until their respective successors have been elected and qualified. The director nominees set forth below have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected.

Biographical information concerning the nominees and the current directors of the Board whose terms will continue after the Annual Meeting appears below. Ages are correct as of April 30, 2015.

Name	Age	Position	Class	Term Ends
Arkadiy Dobkin	54	Director, President and Chief Executive Officer	III	2015
Robert E. Segert	46	Non-Employee Director	III	2015
Karl Robb	52	Non-Employee Director	I	2016
Richard Michael Mayoras	52	Non-Employee Director	I	2016
Ronald P. Vargo	61	Non-Employee Director	II	2017
Peter Kuerpick	48	Non-Employee Director	II	2017

Director Nominees (Class III Directors with Term Expiring in 2015)

The Board nominees possess specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such persons should serve as directors of EPAM, in light of our business and structure.

Arkadiy Dobkin, 54, has served as Chairman of the Board, Chief Executive Officer and President since December 2002 and is one of our co-founders. After earning a MS in Electrical Engineering from the Belarusian National Technical University, Mr. Dobkin began his career in Minsk, Belarus, where he worked for several emerging software development companies. After immigrating to the United States, he held thought and technical leadership positions at Colgate-Palmolive and SAP Labs. Our Board believes Mr. Dobkin’s experience as an IT professional and executive in the IT services industry coupled with his in-depth understanding of our global delivery model provide him with the necessary skills to serve as a member of our Board and will enable him to provide valuable insight to the board and our management team regarding operational, strategic and management issues as well as general industry trends.

Robert E. Segert, 46, has served as a non-employee director of our Board since January 2012. Since June 2014, Mr. Segert has served as President and CEO and as a member of the board of directors of Expert Global Solutions, Inc., a global leader in the business process outsourcing (BPO) industry. From 2008 until its acquisition by OpenText Corp. in January 2014, Mr. Segert served as President and Chief Executive Officer and a director of GXS Worldwide, Inc. (GXS), a leading global provider of business-to-business e-commerce and data integration services that simplify and enhance business process integration, data quality and compliance, and collaboration among businesses. Prior to joining GXS in 2008, Mr. Segert spent 10 years at Electronic Data Systems Corporation (EDS), a $22 billion global technology services company, until EDS was acquired by Hewlett-Packard Company, in various capacities, including leader of the Global Financial Products Industry, Chief Marketing Officer, General Manager of U.S. Financial Services and Managing Director of Corporate Strategy and Planning. He has also held roles at A.T. Kearney and Frito-Lay, Inc. Mr. Segert received a Bachelor of Science degree in Mechanical Engineering from Purdue University and a Masters in Business Administration from Harvard Business School. Our Board believes Mr. Segert’s 15-plus years of experience as an executive in the business services and consulting industry provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding financial and investor relations issues.

Continuing Directors (Class I with Terms Expiring at the Annual Meeting in 2016)

Karl Robb, 52, has served as a director of our Board since March 2004, and served as our Executive Vice President and President of EU Operations from March 2004 until his retirement effective April 3, 2015. Mr. Robb joined us when Fathom Technology, a Hungarian software development outsourcing company he co-founded, merged with EPAM. Mr. Robb has over 30 years of experience in the global software engineering and IT solutions industries, having worked more than 10 years in each of Western Europe, Eastern Europe and the United States. Mr. Robb has been employed as a consultant by Landmark Business Development Limited, or Landmark, a consulting firm, since 1986. Our Board believes that Mr. Robb’s extensive experience in and knowledge of the IT services industry in North America and Europe, as well as his experience starting two software companies and his extensive service and responsibilities at EPAM, provide him with the necessary skills to serve as a member of our Board. Our Board also believes this background enables Mr. Robb to provide valuable insight to the Board regarding strategy, business development, sales, operational and management issues, and general industry trends.

Richard Michael Mayoras, 52, has served as a non-employee director of our Board since January 2013. Mr. Mayoras served as President and Chief Executive Officer and as a member of the board of directors of RedPrairie Corporation from October 2007 until its acquisition by JDA Software Group, Inc. in December 2012, at which time he became a member of the board of directors of JDA Software Group, Inc. Prior to that, Mr. Mayoras held a number of executive roles at RedPrairie, including President, Americas, Executive Vice President, Implementation Services and Support, and Executive Vice President for Product Development. From 2001 to 2004, Mr. Mayoras was President of DigiTerra, a wholly owned subsidiary of CIBER, a publicly traded enterprise application and technology consulting company. Mr. Mayoras has held several other executive and senior management positions in sales and operations for various organizations and has more than 30 years of experience in the technology, consulting and software industries. Mr. Mayoras serves on the board of directors of three additional privately held companies, the advisory board of another private company, and on the board of directors of the Technology Association of Georgia. Mr. Mayoras holds an A.D. in Applied Sciences from Danville Area Community College. Our Board believes that Mr. Mayoras is qualified to serve as a director based on his prior executive leadership roles in the IT services industry and his experience and prior service as a member of the board of directors of technology companies, which enable him to provide valuable insight to the Board regarding financial and business strategy issues.

Continuing Directors (Class II with Terms Expiring at the Annual Meeting in 2017)

Ronald P. Vargo, 61, has served as a non-employee director of our Board since January 2012 and was appointed Lead Independent Director in 2015. Mr. Vargo served as Executive Vice President and Chief Financial Officer of ICF International, Inc., or ICF, from April 2010 to May 2011. Prior to joining ICF, Mr. Vargo served as the Executive Vice President, Chief Financial Officer and as a member of the executive committee of Electronic Data Systems Corporation, or EDS, from 2006 to 2008. Prior to his role as Executive Vice President and Chief Financial Officer, Mr. Vargo served in the positions of Vice President and Treasurer of EDS from 2004 to 2006 and was promoted to Co-Chief Financial Officer in March 2006. Prior to joining EDS, Mr. Vargo was employed from 1991 to 2003 by TRW, Inc., or TRW, a former $17 billion global manufacturing and service company strategically focused on providing products and services with a high technology or engineering content to the automotive, space and defense markets. TRW was acquired by Northrop Grumman Corporation in 2002. Mr. Vargo served TRW in the positions of Vice President of Investor Relations and Treasurer from 1991 to 1994, then Vice President of strategic planning and business development from 1994 to 1999, and then Vice President of Investor Relations and Treasurer again from 1999 to 2002. Mr. Vargo serves as a director of Ferro Corporation and as a member of its audit committee, a position he has held since December 2009. Mr. Vargo holds a Masters of Business Administration in Finance and General Management from Stanford University and a Bachelor of Arts degree in

Economics from Dartmouth College. Our Board believes Mr. Vargo’s 30-plus years of experience as a financial and business executive, and his experience serving as a member of the board of directors of another public company, provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the board regarding strategic, financial, compliance and investor relations issues.

Dr. Peter Kuerpick, 48, has served as a non-employee director of our Board since September 2014. Dr. Kuerpick has been Executive Vice President of Product House at Unify GmbH & Co. KG (formerly Siemens Enterprise Communications) since May 2014. Prior to joining Unify, Dr. Kuerpick worked as a freelance consultant for software companies and private equity companies. From 2011 to 2013, Dr. Kuerpick served as Executive Vice President Products at SAP AG, where he was responsible for major industry solutions. From 2005 to 2010, Dr. Kuerpick was a member of the executive team at Software AG, responsible for product management and research & development. From 1998 to 2005, he held various roles at SAP AG including Senior Vice President Netweaver Java Technology. In 1994, Dr. Kuerpick received the Hein-Maier-Leibnitz Award of the German Ministry of Research and Science for his Ph.D. From 1995 to 1997, he completed his post-doctorate studies in the United States, working at the Kansas State University and the University of Tennessee, Knoxville. He holds a Ph.D. in Theoretical Physics and a Masters in Environmental Sciences from the University of Kassel. Our Board believes Dr. Kuerpick’s prior leadership roles in the IT industry, technology background in research & development and engineering, and European market experience enable Dr. Kuerpick to provide valuable insight to the board regarding business strategy and industry trends.

CORPORATE GOVERNANCE

The Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies. The Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals.

Board Structure

Our certificate of incorporation and bylaws provides that the Board will consist of no fewer than three and no more than nine persons and that the exact number of members of our Board will be determined from time to time by resolution of an affirmative vote of a majority of our entire Board. The Board currently consists of six members.

The Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. As of the date hereof, the Class I directors are Karl Robb and Richard Michael Mayoras; the Class II directors are Ronald P. Vargo and Dr. Peter Kuerpick; and the Class III directors are Arkadiy Dobkin and Robert E. Segert. The terms for the Class I, II and III directors end on the date of our 2016, 2017 and 2015 annual meetings of stockholders, respectively. On January 30, 2014, Andrew J. Guff and Donald P. Spencer each informed us that he would not seek re-election to the Board at the 2014 Annual Meeting, and each ceased to be a director when his term expired on June 13, 2014. Their decision not to stand for re-election as a director did not involve any disagreement with EPAM, our management or the Board. On April 4, 2014, Mr. Robb announced his intention to retire from his position as Executive Vice President and President of EU Operations. Mr. Robb’s effective retirement date was April 3, 2015. In light of Mr. Robb’s wealth of industry experience and deep knowledge of EPAM, our Board felt it is in the best interests of EPAM that he continue to serve on the Board, and Mr. Robb agreed to do so.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of Chairman of the Board (the “Chairman”) and Chief Executive Officer in a way that is in EPAM’s best interests at a given point in time. The Board has determined that it is in the best interests of EPAM and our stockholders for both the positions of Chairman and Chief Executive Officer to be held by our co-founder, Arkadiy Dobkin, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate regularly whether EPAM is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interests of EPAM and our stockholders.

The Board believes that Mr. Dobkin is best suited to serve as Chairman because, as our co-founder, he is the director most familiar with our business and industry, and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role fosters greater communication between the Board and management, and facilitates development and implementation of our Board-approved corporate strategy.

In April 2015, our Board established the position of Lead Independent Director, and appointed Ronald P. Vargo to serve in this role. Annually, the Nominating and Corporate Governance Committee recommends to the Board a candidate to fill this position, selected from among the independent members of the Board. The Board considers this recommendation and elects the Lead Independent Director. Our Lead Independent Director Charter sets out the specific responsibilities of this role, including Board leadership, meetings with independent directors, liaising with the Chairman, facilitating distribution of information to the Board and its committees, among other things. In addition, the non-management members of our Board meet periodically in executive session to discuss the effectiveness of our management, the quality of our Board meetings and any other issues or concerns.

We believe this current leadership structure is effective. Our non-management directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside EPAM and both from within and outside our industry, while Mr. Dobkin and Mr. Robb offer specific Company and industry experience and expertise.

Board Role in Risk Oversight

The Board is responsible for oversight of EPAM’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing EPAM, and our Board structure supports this approach.

The Board receives periodic reports from management regarding the most significant risks we face. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding EPAM’s risk and control environment. The Board’s other standing committees—Compensation and Nominating and Corporate Governance—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. The Board is kept abreast of each committees’ risk oversight and other activities via reports of the committee chairmen to the full Board. These reports are presented at Board meetings and include discussions of committee agenda topics, including matters involving risk oversight.

The Board currently considers specific risk topics, including risks associated with our strategic plan, legal compliance and other operational activities. Further, management routinely informs the Board of developments that could affect our risk profile or other aspects of our business.

Board Meetings

The Board held eight meetings in fiscal year 2014. Each of our directors attended at least 75% of the total number of all meetings of the Board and committees on which the director served that were held during fiscal year 2014 while the director was a member of the Board.

Our independent directors meet regularly in executive session without management participation, as required by NYSE listing standards. Directors are expected to attend the meetings of the Board and of any committees on which the director serves and are encouraged, but not required, to attend our annual meetings of stockholders. Four of our five directors who were serving on the Board at the time attended our annual meeting of stockholders in 2014.

Director Independence

The Board has determined that each of Richard Michael Mayoras, Robert E. Segert, Ronald P. Vargo and Peter Kuerpick is an “independent director” within the meaning of the applicable NYSE rules. In addition, the Board determined that each of Andrew J. Guff and Donald P. Spencer was an “independent director” within the meaning of the applicable NYSE rules in fiscal year 2014. Accordingly, the Board determined that the majority of the directors on the Board are independent within the meaning of the applicable NYSE rules. In addition, the Board has determined that each of Messrs. Segert, Vargo, Mayoras and Kuerpick is an “independent director” as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that pursuant to independence requirements applicable to compensation committee members as set forth in Rule 10C-1 of the Exchange Act (“Rule 10C-1”) and Section 303A.05 of the NYSE Listed Company Manual, each of Messrs. Segert, Vargo, Mayoras and Kuerpick is independent as defined in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. In making its determinations, the Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and EPAM and its subsidiaries and affiliates. See “Certain Relationships and Related Transactions and Director Independence.” There are no family relationships among any of our executive officers, directors or nominees for director.

Communications to the Board

Stockholders and other interested parties may communicate directly with our Lead Independent Director or our non-employee directors as a group by sending a written communication in an envelope addressed to: Board of Directors, Attention: Lead Independent Director, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. In order to submit a complaint, you may call our hotline at (267) 759-9000 ext. 58888 (internally) or (267) 685-6741 (externally). Any such complaints received or submitted are forwarded to the Audit Committee to take such action as may be appropriate.

Corporate Governance Guidelines and Code of Conduct

The Board has adopted a code of conduct (the “Code of Conduct”) in accordance with applicable U.S. federal securities laws and the NYSE corporate governance rules that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. Any waiver of the Code of Conduct for directors or executive officers may be made only by the Board and will be promptly disclosed to our stockholders as required by applicable laws and NYSE rules. Amendments to the Code of Conduct must be approved by the Board and will be promptly disclosed (other than technical, administrative or non-substantive changes).

The Board has also adopted corporate governance guidelines (the “Corporate Governance Guidelines”) in accordance with NYSE corporate governance rules that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including: the size and composition of the Board; Board membership criteria and director qualifications; director responsibilities; Board agendas; roles of the Chairman, Chief Executive Officer and Lead Independent Director; meetings of independent directors; committee responsibilities and assignments; Board member access to management and independent advisors; director communications with third parties; director compensation; director orientation and continuing education; evaluation of senior management; and management succession planning.

The Code of Conduct and the Corporate Governance Guidelines are publicly available through the “Investors-Corporate Governance” section of our website at http://investors.epam.com. The information on our website is not incorporated by reference into this Proxy Statement or in our 2014 Annual Report. A copy will be provided in print without charge upon written request to our General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Committees of the Board

The Board uses committees to work on certain issues in detail. Each committee reports the progress and results of its meetings to the Board and makes recommendations to the Board when appropriate. The Board currently has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

The responsibilities of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committees are set forth in each of their respective charters, which were all approved by the Board on January 11, 2012 and are reviewed annually and updated as necessary. The charters are available on the “Investors-Corporate Governance” section of our website at http://investors.epam.com and will be provided in print without charge upon written request to our General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940. The information on our website is not incorporated by reference into this Proxy Statement or our 2014 Annual Report.

Audit Committee

The Audit Committee currently consists of Ronald P. Vargo, Robert E. Segert and Richard Michael Mayoras. Mr. Vargo serves as the chair of the Audit Committee.

The Audit Committee currently consists exclusively of directors who are financially literate, and Mr. Vargo is considered an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The Board has determined that each of the current members of the Audit Committee is an “independent director” within the meaning of the applicable NYSE rules and as defined by Rule 10A-3 of the Exchange Act. The Audit Committee met eight times in 2014.

The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and is governed by a written charter which complies with the applicable NYSE rules. The Audit Committee is authorized to:

•	appoint, compensate, retain and oversee our independent auditor;

•	pre-approve the independent auditors’ audit and non-audit services rendered, and recognize and prevent prohibited non-audit services;

•	review the proposed scope and results of the audit;

•	review, in conjunction with the Chief Executive Officer and Chief Financial Officer of our Company, disclosure controls and procedures and internal control over financial reporting with the independent auditors and our financial and accounting staff;

•	establish procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters;

•	oversee internal audit functions; and

•	prepare the report of the Audit Committee that SEC rules require to be included in our annual proxy statement.

Compensation Committee

The Compensation Committee consists of Ronald P. Vargo, Robert E. Segert, Richard Michael Mayoras and Peter Kuerpick. Mr. Mayoras and Mr. Vargo joined the Compensation Committee on February 26, 2014, and Mr. Mayoras has served as the chair of the Compensation Committee since such date. Dr. Kuerpick joined the Compensation Committee on September 16, 2014. The Board has determined that each of the members of the Compensation Committee is an “independent director” within the meaning of the rules set forth in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The Compensation Committee met seven times in 2014.

The Compensation Committee is governed by a charter that complies with the applicable NYSE rules. The Compensation Committee is authorized to:

•	review and recommend the compensation arrangements for executive officers, including the compensation for our Chief Executive Officer;

•	identify corporate goals and objectives relevant to executive and director compensation;

•	review, evaluate and recommend to the Board for approval, if applicable, any equity-based incentive plan;

•	retain or obtain the advice of a compensation consultant, legal counsel or other adviser in its sole authority and be responsible for the appointment, compensation, termination and oversight of the work of any such adviser that is retained;

•	delegate its authority to subcommittees or the chair of the Compensation Committee when it deems it appropriate and in our best interests and to delegate to one or more of our officers the authority to make grants and awards of stock rights or options to any of our non-Section 16 officers under our equity-based incentive plan as the Compensation Committee deems appropriate and in accordance with the terms of the plans;

•	consider the results of the most recent stockholder advisory vote on executive compensation; and

•	prepare the report of the Compensation Committee to the extent required by SEC rules to be included in our annual proxy statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Robert E. Segert, Ronald P. Vargo and Richard Michael Mayoras. Mr. Segert serves as the chair of the Nominating and Corporate Governance Committee. Mr. Mayoras joined the Nominating and Corporate Governance committee on June 13, 2014. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the applicable NYSE rules. The Nominating and Corporate Governance Committee met four times in 2014.

The Nominating and Corporate Governance Committee is governed by a charter that complies with the applicable NYSE rules. The Nominating and Corporate Governance Committee is authorized to:

•	identify and nominate members for election to the Board;

•	recommend to the Board a candidate for the position of Lead Independent Director of the Board from among the independent members of the Board;

•	develop and recommend to the Board a set of corporate governance principles and code of conduct applicable to our Company and to oversee compliance thereof; and

•	oversee the evaluation of the Board and management.

Consideration of Director Nominees

Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods to identify and evaluate director nominees, including nominees recommended by stockholders, but has not at this time adopted any specific written procedures with respect thereto. The committee plans to assess the appropriate size of the Board from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the committee through current

Board members, professional search firms engaged by the committee, stockholders or others. The committee reviews recommendations, evaluates biographical information and considers background material relating to potential candidates and, as appropriate, interviews selected candidates. These candidates may be evaluated at meetings of the committee and may be considered at any point during the year.

Stockholder Nominees. Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the committee seeks to balance an individual’s knowledge, experience, capabilities, and compliance with the membership criteria established by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee. For a description of the procedures to be followed by stockholders to nominate directors for consideration at our annual stockholder meeting see “Stockholder Proposals for the 2016 Annual Meeting,” which is incorporated herein by reference.

Director Qualifications. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any minimum qualifications or skills for directors, however the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines and consider a nominee’s judgment, diversity, skills, conflicts of interest, knowledge of our business and industry, experience in various geographies, background and experience in light of the Board’s challenges and the needs of the Board and its committees. The Nominating and Corporate Governance Committee also takes into account the independence, financial literacy and financial expertise standards as required under our Corporate Governance Guidelines, committee charters, applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our Corporate Governance Guidelines, to devote the necessary time and attention to serving as a director and a committee member. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for, or necessarily applicable to, any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

OUR EXECUTIVE OFFICERS

Executive officers are appointed by the Board. The following table sets forth the names, ages and positions of our executive officers as of April 30, 2015:

Name	Age	Position
Arkadiy Dobkin	54	Director, President and Chief Executive Officer

Anthony Conte	43	Vice President, Chief Financial Officer and Treasurer

Balazs Fejes	40	Senior Vice President, Global Head of Banking and Financial Services Business Unit

Ginger Mosier	50	Vice President, General Counsel and Corporate Secretary

In addition to the executive officers listed above, Karl Robb, 52, served as EPAM’s Executive Vice President and President of EU Operations until his retirement effective April 3, 2015. Information about Mr. Dobkin and Mr. Robb is provided under “Board of Directors” in this Proxy Statement. A brief biography for each of our other executive officers follows.

Anthony Conte, 43, has served as Chief Financial Officer and Treasurer of EPAM since November 2013. Previously, he served as Vice President-Finance, where he was instrumental in EPAM’s IPO, and as Controller when he joined EPAM in 2006. Mr. Conte is a CPA with over 20 years of experience in finance, accounting, audit, international operations and strategic planning. Prior to joining EPAM, Mr. Conte spent five years in several senior finance roles within the McGraw Hill organization, last serving as Controller of its Platts business unit, a leading global provider of energy, petrochemicals, metals and agriculture information. Mr. Conte was also the finance manager for John Hancock’s International Operations, overseeing various established Asian subsidiaries and working to successfully launch a new Chinese subsidiary for the company. Mr. Conte started his career at Coopers and Lybrand in Boston and holds a B.S. in Accounting and an M.B.A. from Northeastern University.

Balazs Fejes, 40, has served as our Senior Vice President, Global Head of Banking and Financial Services Business Unit since August 2012. From March 2004 to August 2012, Mr. Fejes served as EPAM’s Chief Technology Officer. Mr. Fejes joined us when Fathom Technology, a Hungarian software engineering firm, which he co-founded and for which he served as Chief Technology Officer, merged with us. Prior to co-founding Fathom Technology, Mr. Fejes was a chief software architect/line manager with Microsoft Great Plains (Microsoft Business Solutions). He also served as a chief software architect of Scala Business Solutions. Mr. Fejes has been employed as a consultant by Redlodge Holdings Limited, a consulting firm, since July 2007.

Ginger Mosier, 50, has served as our Vice President and General Counsel since March 2010 and as our Corporate Secretary since January 2012. Ms. Mosier also served as our Assistant Corporate Secretary from May 2010 to January 2012. Prior to joining EPAM, Ms. Mosier spent approximately eight years in a variety of legal positions with Hewlett-Packard Company. In her last position, she served as senior counsel advising on global IT outsourcing deals and related services transactions. Prior to that, she advised a number of HP Software divisions as corporate counsel and was the legal representative for the HP Software Integration Office created for implementing the acquisition and integration of several software companies. Immediately prior to Hewlett-Packard, Ms. Mosier practiced corporate law at Drinker Biddle & Reath LLP. Ms. Mosier began her legal career at Baker & Daniels. Ms. Mosier holds a J.D., magna cum laude, from Indiana University School of Law at Indianapolis where she was a member of the Indiana Law Review and a B.A. from Indiana University-Purdue University at Indianapolis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 24, 2015, there were 48,858,032 shares of our common stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our common stock for:

•	each of our directors and named executive officers individually;

•	all directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

We have calculated beneficial ownership in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of February 24, 2015 are deemed to be outstanding for calculating the percentage of outstanding shares beneficially owned by the person holding those options, but are not deemed to be outstanding for computing the percentage of shares beneficially owned by any other person.

To our knowledge, except as indicated, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, based on the information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is c/o EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Named Executive Officers and Directors
Arkadiy Dobkin(1)	2,678,119	5.48%
Anthony Conte(2)	48,250	*
Karl Robb(3)	18,000	*
Balazs Fejes(4)	289,669	*
Ginger Mosier(5)	26,728	*
Richard Michael Mayoras	9,897	*
Ronald P. Vargo	14,068	*
Robert E. Segert	14,068	*
Peter Kuerpick	2,602	*
All executive officers and directors as a group (9 people)	3,101,401	6.34%
5% Stockholders
Affiliates of Siguler Guff & Company(6)	4,802,464	9.83%
JP Morgan(7)	3,181,837	6.51%

*	Denotes less than 1% of the shares of common stock beneficially owned.
(1)	Includes (i) 2,144,719 shares of common stock held directly by Mr. Dobkin, (ii) 20,000 shares of common stock issuable to Mr. Dobkin upon exercise of options exercisable within 60 days of February 24, 2015, and (iii) 513,400 shares of common stock held by the Arkadiy Dobkin GST Exempt Grantor Trust (the “Dobkin Grantor Trust”) for the benefit of Mr. Dobkin’s children, for which Mr. Dobkin’s spouse acts as the trustee. Mr. Dobkin may be deemed to have shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of the 513,400 shares held by the Dobkin Grantor Trust and identified as beneficially owned by him above. Mr. Dobkin disclaims beneficial ownership of the securities held by the Dobkin Grantor Trust except to the extent of his pecuniary interest therein.
(2)	Includes 44,250 shares of common stock issuable to Mr. Conte upon exercise of options exercisable within 60 days of February 24, 2015.
(3)	Includes 10,000 shares of common stock issuable to Mr. Robb upon exercise of options exercisable within 60 days of February 24, 2015.
(4)

Includes 176,000 shares of common stock issuable to Mr. Fejes upon exercise of options exercisable within 60 days of February 24, 2015 and 109,669 shares of common stock owned by Redlodge Holdings Limited. Mr. Fejes, our Senior Vice President and Global Head of Banking and Financial Services Business Unit, and

Stelios Savvides is each a director of Redlodge Holdings Limited and may be deemed to have voting and dispositive control over the shares of our common stock held by Redlodge Holdings Limited. The address of Redlodge Holdings Limited is 229 Arch. Makarios III Avenue, Meliza Court, 4th Floor, 3105 Limassol, Cyprus. Redlodge Holdings Limited provides consultancy services to us.
(5)	Includes 23,728 shares of common stock issuable to Ms. Mosier upon exercise of options exercisable within 60 days of February 24, 2015.
(6)	Information based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 13, 2015. Includes: (i) 2,852,882 shares of common stock owned by Russia Partners II, LP, a Cayman Islands exempted limited partnership (“RP II”); (ii) 1,729,012 shares of common stock owned by Russia Partners II EPAM Fund, LP, a Delaware limited partnership (“RP II EPAM”); (iii) 84,586 shares of common stock owned by Russia Partners II EPAM Fund B, LP, a Delaware limited partnership (“RP II EPAM B”); and (iv) 135,984 shares of common stock owned by Russia Partners III, L.P., Cayman Islands exempted limited partnership (“RP III” and collectively with RP II, RP II EPAM and RP II EPAM B, the “Siguler Guff Holders”). Russia Partners Capital II M, LLC is the general partner of RP II, Russia Partners Capital II E, LLC is the general partner of RP II EPAM and of RP II EPAM B, and Russia Partners Capital III, LLC is the general partner of RP III. Andrew J. Guff and Donald P. Spencer (each of whom was one of our directors until June 13, 2014) are the managing directors of each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC and Russia Partners Capital III, LLC and may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Holders. The Siguler Guff Holders are all managed by Russia Partners Management, LLC, whose investment committee of Andrew J. Guff, George W. Siguler and Vladimir Andrienko, may also be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Holders. The Siguler Guff Holders, their general partners and their manager are all affiliates of Siguler Guff & Company, LP. Each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko disclaims beneficial ownership of any shares of our common stock owned of record by the Siguler Guff Holders, except to the extent of any pecuniary interest therein. The address of each of the Siguler Guff Holders, Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko is c/o Siguler Guff & Company, LP, 825 Third Avenue, 10th Floor, New York, NY 10022.
(7)	Information based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 27, 2015 by JPMorgan Chase & Co. JPMorgan Chase & Co., a parent holding company, holds shares on behalf of JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; and JPMorgan Asset Management (UK) Limited. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our Related Person Transaction Policy

The Board adopted a written policy with respect to related person transactions in January 2012. Under such related person transaction policy, a “Related Person Transaction” is any transaction, arrangement or relationship involving us in which a Related Person has a direct material interest. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons.

Pursuant to such related person transaction policy, any Related Person Transaction must be approved or ratified by our Nominating and Corporate Governance Committee, the Board or a designated committee thereof consisting solely of independent directors (the “Reviewing Body”). In determining whether to approve or ratify a transaction with a Related Person, the Reviewing Body will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. The Reviewing Body will not approve or ratify a Related Person Transaction unless it has determined that, upon consideration of all relevant information, such transaction is in, or not inconsistent with, the best interests of us and our stockholders.

Transaction between EPAM and Unify GmbH & Co. KG

In October 2014, the Nominating and Corporate Governance Committee approved a proposed ordinary course commercial transaction between EPAM and Unify GmbH & Co. KG (“Unify”) for EPAM to provide IT services to Unify. Dr. Peter Kuerpick, a member of our Board of Directors, is Executive Vice President of Product House at Unify. Dr. Kuerpick will not receive any monetary amount in connection with this transaction. The Nominating and Corporate Governance Committee determined that the proposed transaction was in the best interests of EPAM and our stockholders, and authorized EPAM management to proceed with negotiating, agreeing and documenting the transaction with Unify on an arms’ length basis. The Nominating and Corporate Governance Committee determined that the transaction would not impair Dr. Kuerpick’s status as an independent director or Compensation Committee member under the NYSE rules relating to independence. On March 2, 2015, EPAM and Unify entered into an agreement for EPAM to provide IT services of the type we typically provide clients in the ordinary course. We estimate EPAM’s forecasted revenues from this transaction to be approximately $4 million for 2015; however, this amount is subject to change based on the amount of time and materials used in the performance of our services to Unify. We are not able to approximate the aggregate value of this transaction at this time, as such value is based on a number of variables that are not currently determinable, including the total amount of time, services duration and cost of materials to be used by EPAM in providing services to Unify.

Registration Rights Agreements

Under the terms of the Amended and Restated Registration Rights Agreement dated February 19, 2008 with our Series A-1 and Series A-2 preferred stockholders and certain common stockholders and the Registration Rights Agreement dated April 26, 2010 with our Series A-3 preferred stockholders, referred to together as the Registration Rights Agreements, our preferred stockholders and certain common stockholders, including Mr. Dobkin, affiliates of Messrs. Robb and Fejes, and certain affiliates of Siguler Guff & Company (with which our former directors Messrs. Guff and Spencer are affiliated), were each entitled to certain registration rights, including demand registration rights. All registration rights for a holder under the Registration Rights Agreements terminated during 2014. The Board approved these transactions at the time they were entered into and we believe that these transactions were in the best interests of us and our stockholders at the time they were entered into.

Indemnification Agreements

Our certificate of incorporation includes provisions that authorize and require us to indemnify our officers and directors to the fullest extent permitted under Delaware law, subject to limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Director Independence

Further information on director independence is set forth in “Corporate Governance.”

Insider Trading Policy, Prohibition on Hedging and Transactions in Derivatives, Rule 10b5-1 Trading Plans

We have an insider trading policy that prohibits, among other things, our employees and directors from engaging in (i) any hedging transactions that are designed to hedge or speculate on any change in the market value of EPAM’s equity securities, (ii) trading in options or other derivatives involving EPAM’s stock, and (iii) pledging Company securities in any circumstance, including by purchasing company securities in margin or holding company securities in a margin account.

As of the Record Date, certain of our officers and directors were parties to Rule 10b5-1 trading plans. We do not undertake any obligation to report Rule 10b5-1 trading plans that are adopted, or may be adopted in the future, by any of our officers and directors, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by EPAM under the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed with EPAM’s management and Deloitte & Touche LLP, EPAM’s independent registered public accounting firm, EPAM’s audited consolidated financial statements for the fiscal year ended December 31, 2014.

The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by the Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committees. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of Deloitte & Touche LLP concerning independence and has discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in EPAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

THE AUDIT COMMITTEE

Ronald P. Vargo, Chair

Robert E. Segert

Richard Michael Mayoras

COMPENSATION OF DIRECTORS

Compensation of Directors

The following table contains information about the fees and other compensation earned or paid to the members of the Board in the fiscal year ended December 31, 2014. Neither Mr. Dobkin nor Mr. Robb received compensation for his service as a director, and therefore, neither is included in the following table. The compensation received by Messrs. Dobkin and Robb for their service to EPAM in 2014 is presented in “Executive Compensation.” During their terms on the Board, Messrs. Guff and Spencer did not receive compensation for their services as directors because of their respective employment relationships with Siguler Guff & Company, a Company stockholder.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew J. Guff (2)	—		—		—	—	—	—	—
Donald P. Spencer (2)	—		—		—	—	—	—	—
Robert E. Segert	60,500	(3)	75,003	(4)	—	—	—	—	135,503
Ronald P. Vargo	67,222	(5)	75,003	(4)	—	—	—	—	142,225
Richard Michael Mayoras	58,092	(6)	75,003	(4)	—	—	—	—	133,095
Peter Kuerpick	13,084	(7)	99,995	(8)	—	—	—	—	113,079

(1)	This column represents the aggregate grant date fair value of restricted stock granted to the directors in 2014, computed in accordance with FASB ASC Topic 718. For further information on how we account for stock-based compensation, please see Notes 1 and 14 to the consolidated financial statements included in EPAM’s 2014 Annual Report.
(2)	Messrs. Guff and Spencer ceased to be members of the Board as of June 13, 2014 at the expiration of their respective terms.
(3)	This represents a fee of $8,000 paid to Mr. Segert for his service as a member of the Audit Committee, $5,000 paid for his service as a member of the Compensation Committee, $7,500 paid for his service as a chairman of the Nominating and Corporate Governance Committee and $40,000 paid as an annual retainer for his service on the Board.
(4)	This represents an annual Board service grant of 1,712 shares of restricted stock to each of Messrs. Segert, Vargo and Mayoras on June 13, 2014 that fully vests on June 13, 2015 (or, upon termination of service from the Board at any time, a portion of restricted shares will vest as of the date of such termination on a pro rata basis).
(5)	This represents a fee of $20,000 paid to Mr. Vargo for his service as a chairman of the Audit Committee, $3,000 paid for his service as a member of the Nominating and Corporate Governance Committee, $4,222 paid for his service as a member of the Compensation Committee (prorated according to the number of days that he served on the Compensation Committee in 2014), and $40,000 paid as an annual retainer for his service on the Board.
(6)	This represents a fee of $8,444 paid to Mr. Mayoras for his service as a chairman of the Compensation Committee (prorated according to the number of days that he served on the Compensation Committee in 2014), $8,000 paid for his service as a member of the Audit Committee, $1,648 paid for his service as a member of the Nominating and Corporate Governance Committee (prorated according to the number of days that he served on the Nominating and Corporate Governance Committee in 2014) and $40,000 paid as an annual retainer for his service on the Board.
(7)	This represents a fee of $1,454 paid to Dr. Kuerpick for his service as a member of the Compensation Committee and $11,630 paid as an annual retainer for his service on the Board, each of which payments was prorated according to the number of days that Dr. Kuerpick served on the Compensation Committee and the Board, respectively, in fiscal 2014.
(8)	This represents an initial grant of 2,602 shares of restricted stock for Board service to Dr. Kuerpick on September 16, 2014 that vests 25% on each of September 16, 2015, 2016, 2017 and 2018 (or, upon termination of service from the Board at any time, a portion of restricted shares will vest as of the date of such termination on a pro rata basis).

Non-employee directors are compensated under the EPAM Systems, Inc. Non-Employee Directors Compensation Plan under which each of our directors who is not an employee of EPAM or any of our subsidiaries is eligible to receive an annual cash retainer (which the director may elect to receive in shares), committee and meeting fees and an annual equity award and an initial equity award upon joining the Board. Directors who are employees of EPAM or any of our subsidiaries receive no compensation for serving as directors.

Unless the Board resolves otherwise or unless otherwise agreed to between EPAM and the Board, each non-employee director receives an annual retainer, with additional amounts paid to non-employee directors who attend (in person or telephonically, with different amounts applicable to each) more than ten meetings of the Board, or more than ten meetings of the same Committee on which such non-employee director serves in any calendar year. In addition, the Lead Independent Director, and the chairman and members of each committee of the Board of Directors each receives an additional fee. For 2015, the annual retainer and fee amounts for non-employee directors, our Lead Independent Director, committee members and committee chairs are as set forth below.

	2014			Effective January 1, 2015
Annual Retainer		$40,000		$50,000
Additional amounts for attending >10 meetings	$ $	2,000 (in person 1,000 (telephonic	) )	No change
Lead Independent Director – additional retainer		n/a		$25,000
Chair:
Audit Committee		$20,000		No change
Compensation Committee		$10,000		$15,000
Nominating and Corporate Governance Committee		$7,500		$10,000
Committee Members (other than Chair):
Audit Committee		$8,000		$10,000
Compensation Committee		$5,000		$7,500
Nominating and Corporate Governance Committee		$3,000		$6,000

Each non-employee director receives an annual grant of restricted stock under our Non-Employee Directors Compensation Plan having a fair market value (as defined in the plan) of $75,000. In addition, each non-employee director is entitled to an initial grant of restricted stock under our Non-Employee Directors Compensation Plan having a fair market value of $100,000 at the time that the director joins our Board.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s members are Richard Michael Mayoras, Ronald P. Vargo, Robert E. Segert and Peter Kuerpick. No member of the Compensation Committee who served during 2014 is or was an employee during 2014, or is or ever has been an officer of our Company. None of our executive officers has served during 2014 on the board of directors of another public company with executive officers who serve as members of our Board. No member of the Compensation Committee who served during 2014 had any relationship requiring disclosure by us under Item 404 of Regulation S-K, except for Dr. Kuerpick (see “Certain Relationships and Related Transactions and Director Independence). The Nominating and Corporate Governance Committee determined that the transaction between EPAM and Unify GmbH & Co. KG would not impair Dr. Kuerpick’s status as a Compensation Committee member under the NYSE rules relating to independence.

Compensation Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management and the Compensation Committee’s independent consultant. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.

The Compensation Committee

Richard Michael Mayoras, Chair

Robert E. Segert

Ronald P. Vargo

Peter Kuerpick

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides an overview of our executive compensation philosophy and the material elements of compensation earned by our named executive officers with respect to the year ended December 31, 2014.

Since its inception, EPAM has been a fast-growing, entrepreneurial company that has relied on a talented leadership team to support EPAM’s objectives for growth, client service, and long-term stockholder value creation. The tenets of our executive compensation program during both our pre- and post-initial public offering periods have been to motivate and reward our executive team via compensation that emphasizes performance. As EPAM continues to grow and mature as a publicly traded company, we will continue to annually review and periodically refine our executive compensation program as appropriate.

2014 Corporate Performance Highlights

2014 represented another strong year for EPAM, moving us forward in several strategic and operational areas.

•	Revenue increased 35.5% to a record $730.0 million, up from $555.1 million in 2013.

•	Non-GAAP income from operations was $123.1 million, an increase of 34.1% compared to 2013.

•	EPAM’s stock price increased from $34.94 to $47.75, an increase of 37% from the end of 2013 and nearly 400% from our initial public offering price of $12 per share in February 2012.

•	Our diluted EPS on a GAAP basis for 2014 increased to $1.40 from $1.20, and non-GAAP diluted EPS rose to $2.22 from $1.66 in 2013.

•	We successfully completed four strategic acquisitions, expanding our highly skilled employee base, geographic footprint and service capabilities for our clients in healthcare, financial services, scientific informatics, and design consultancy areas.

See Appendix B to this Proxy Statement for a reconciliation of the non-GAAP financial measures that appear in the bullets above to the most directly comparable GAAP financial measures.

2014 Executive Compensation Highlights

Consistent with our strong performance and our philosophy for performance-based compensation, highlights in our compensation for named executive officers in 2014 included the following:

•	salary increases were approximately 4% overall for our named executive officers as a group, reflecting EPAM’s goal of managing fixed pay;

•	executive bonuses were up, on average, from approximately 46% to 62% of base salary for our named executive officers who received bonuses, reflecting strong 2014 operating results and strategic accomplishments;

•	the vehicle mix of 2014 equity grants to our named executive officers was changed from 100% stock options (as in prior years) to a combination of stock options and restricted stock units to balance growth and retention;

•	equity grants to our named executive officers do not automatically vest upon a change of control of EPAM; consistent with past practices, our named executive officers’ 2014 award agreements provide that unvested options will accelerate only in the event of a qualifying termination of the executive’s employment in the two years following a change of control, while outstanding restricted stock units awarded to our named executive officers in 2014 are not subject to any accelerated vesting relating to a change of control of EPAM;

•	we continued our practice of generally not providing perquisites to our named executive officers;

•	there have been no increases to executive benefits to our named executive officers, who largely participate in the same programs as provided to other employees;

•	overall, the total compensation packages for our named executive officers continue to be significantly performance-based in the forms of bonuses or other variable compensation and compensation tied to the performance of EPAM common stock;

•	we awarded our President and Chief Executive Officer equity for the first time since EPAM’s initial public offering in order to more appropriately incentivize EPAM’s founder and leader, and strengthen his interest alignment with those of our stockholders;

•	our Board of Directors amended our Insider Trading Policy to clarify that employees and directors are prohibited from pledging or engaging in any hedging transactions with respect to EPAM’s equity securities (as described under “Insider Trading Policy, Prohibition on Hedging and Transactions in Derivatives, Rule 10b5-1 Trading Plans”); and

•	we did not provide, nor commit to provide, any excise tax gross-ups to our named executive officers.

In addition to these 2014 actions, effective January 1, 2015, our Board adopted stock ownership guidelines for executive officers (as well as directors and certain other key EPAM personnel). Under our stock ownership guidelines, our CEO is expected to own shares of EPAM common stock with a value equal to 10 times his base salary. The stock ownership guidelines require immediate compliance by our CEO, and he currently owns shares of EPAM common stock with a value in excess of the guideline. Other executive officers of EPAM (including our named executive officers), our directors, and other key EPAM personnel are each expected to own shares of EPAM common stock with a value equal to two times his or her base salary, four times his or her annual retainer, and one and a half times his or her base salary, respectively. These individuals are required to satisfy the stock ownership guidelines within five years from the date he or she becomes subject to the guidelines.

As demonstrated in the graphics below, a substantial amount of our CEO’s and other named executive officers’ overall compensation for 2014 has value linked to the long-term stock performance of EPAM. This underscores our dedication to ensuring our executives’ interests align with those of our stockholders.

2014 Compensation Components

*	One of our named executive officers transitioned his day-to-day responsibilities during 2014 in connection with his announcement to retire. As a result of this transition period, our Compensation Committee did not award him any performance bonus in respect of 2014.

Our Named Executive Officers

Our named executive officers consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2014. For 2014, our named executive officers and their positions during that period were:

•	Arkadiy Dobkin, President and Chief Executive Officer (our “CEO”)

•	Anthony Conte, Vice President, Chief Financial Officer and Treasurer

•	Karl Robb, Executive Vice President and President of EU Operations

•	Balazs Fejes, Senior Vice President and Global Head of Banking and Financial Services Business Unit

•	Ginger Mosier, Vice President, General Counsel and Corporate Secretary

In April 2014, Mr. Robb announced his intention to retire from his position as Executive Vice President and President of EU Operations and his actual retirement occurred effective April 3, 2015. During 2014, Mr. Robb transitioned his day-to-day responsibilities to others within EPAM. In light of Mr. Robb’s wealth of industry experience and deep knowledge of EPAM, our Board felt it is in the best interests of EPAM that he continue to serve as a director, and Mr. Robb agreed to do so.

Based on EPAM’s market capitalization as of June 30, 2014, EPAM was deemed a “large accelerated filer” for SEC purposes as of December 31, 2014. As a result, EPAM is no longer an “Emerging Growth Company” as defined in the Jumpstart Our Business Startups Act. Therefore, at the Annual Meeting, stockholders are being asked to vote to approve executive compensation and the frequency of future advisory votes on executive compensation, and we are providing the executive compensation disclosure as required under the securities laws for non-Emerging Growth Companies. While the advisory votes on executive compensation and the frequency of future advisory votes on executive compensation are non-binding, the Board and the Compensation Committee will carefully assess the voting results and may consult with our stockholders to better understand any issues or concerns raised through these advisory votes. See “Proposal 3: Advisory Vote to Approve Executive Compensation” and “Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.”

Compensation Philosophy and Objectives

We believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capability of our people. We seek to attract, motivate, develop and retain quality executives who will increase long-term stockholder value. Our philosophy is to provide total compensation to each of our named executive officers that is commensurate with his or her position and experience, largely in the form of short-term cash incentives and long-term equity incentives aligned with the long-term interests of our stockholders. We expect our executives to balance the risks and related opportunities in the performance of his or her duties, while adhering to EPAM’s high standards of doing business. We reward exceptional performance and long-term commitment to EPAM. We believe that the senior leadership provided by our named executive officers is paramount to EPAM successfully achieving its strategic plans.

We use a mix of short-term compensation, in the form of base salaries and cash bonuses, and long-term compensation, in the form of equity awards, as the total compensation structure to meet these objectives. Our named executive officers may also participate in retirement and/or health benefits available to employees generally. This compensation program serves to complement the strong alignment our named executive officers have with our stockholders because of the equity interests our named executive officers have in EPAM, and is further complemented by our stock ownership guidelines adopted by our Board effective January 1, 2015.

The following chart demonstrates our compensation program components, objectives, and alignment with creating stockholder value.

Component	Objective	Alignment with Stockholder Value Creation
Short-Term Compensation

Base Salary	Provide a base amount of fixed compensation to attract and retain highly qualified executive leadership Reflects individual seniority, skills, prior experience, scope of responsibility	Salary levels and year-over-year increases set at appropriate, but generally conservative, levels to manage fixed pay

Cash Bonus	Reward executives for a combination of strong Company and individual performance and contributions to Company success	Potential bonus pool for all eligible employees, not only named executive officers, with rewards linked to a combination of Company and individual performance

Long-Term Compensation

Equity Awards (for 2014, the equity awards granted to our named executive officers consisted of approximately 71% stock options and 29% restricted stock units, based on grant date fair value of the awards)	Provide a balance of equity vehicles to reward stock price growth and serve as a retention tool for highly qualified executive leadership Reward executives for long-term success	Ultimate value of equity awards based on sustained, long-term EPAM stock performance

Compensation-Setting Process

Role of the Board and Compensation Committee

The Compensation Committee of the Board of Directors is responsible for developing, implementing and administering our compensation policies, including salaries, bonuses and equity incentive compensation. In considering and making executive compensation decisions, the Compensation Committee retains the services of an independent executive compensation consultant. The Compensation Committee consists entirely of independent directors pursuant to the applicable NYSE rules.

The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board. The authority of the Compensation Committee pursuant to the terms of its charter is described in “Committees of the Board—Compensation Committee.” Pursuant to its charter, the Compensation Committee may delegate authority when it deems appropriate and in the best interests of EPAM, including the authority to grant stock rights or options to any person other than an “officer” within the meaning of Section 16 of the Exchange Act under EPAM’s incentive compensation or other equity-based plans. Based on this authority, the Compensation Committee has delegated to our CEO the authority to make equity grants to employees other than our Section 16 “officers” and certain key senior management personnel from a pre-authorized pool of shares for such grants.

The Compensation Committee uses its judgment and experience as well as the recommendations of our CEO (except as to himself) and the advice and analyses provided by the compensation consultant engaged by the Compensation Committee to determine the appropriate amount and mix of compensation for each named executive officer. There is no formula or pre-established amount to determine the award for any named executive officer. Rather, the timing, amount and form of awards under our equity-based plans are made at the discretion of the Board based on recommendations of our CEO (except as to himself). To comply with Rule 16b-3 under the Exchange Act, the full Board or a committee of our directors who qualify as “non-employee directors” pursuant to Rule 16b-3 approves equity incentive compensation for our named executive officers on the recommendation of the Compensation Committee.

Role of Management

In his role as CEO, Mr. Dobkin provides substantial input in determining compensation paid to our named executive officers (other than for himself). The Compensation Committee meets periodically with Mr. Dobkin in this role to address executive compensation matters, including the rationale for our compensation programs and the effectiveness of the programs in achieving our compensation objectives. Annually as part of our normal process, Mr. Dobkin reviews with the Compensation Committee the performance of the named executive officers (other than himself) and recommends to the Compensation Committee changes in base salary, cash bonuses and equity awards for each other named executive officer. Based on this process, the Compensation Committee determines the base salary and cash bonus, and recommends to the full Board any equity grants for named executive officers other than the CEO. For Mr. Dobkin, the Compensation Committee evaluates his performance and, based on this evaluation, determines his base salary and bonus and recommends his equity compensation to the Board. Mr. Dobkin is not present at the portion of such meetings where the Compensation Committee or the Board reviews his compensation.

Role of the Compensation Consultant

The Compensation Committee engaged Pay Governance LLC in December 2012 and continued to use its services as independent compensation consultant during 2014. At the Compensation Committee’s request, Pay Governance prepared analyses and reports on market pay for named executive officers, a competitive study on director compensation, share usage analyses, and information on trends and policies relating to compensation. In addition, Pay Governance provided advice on the Compensation Discussion and Analysis included in this Proxy Statement. Pay Governance attends meetings as appropriate at the invitation of the Compensation Committee, and meets with our management from time to time to collect pay data and information about the business. To ensure the independence of Pay Governance, the Compensation Committee annually reviews its work and relationship. During 2014, Pay Governance did not perform any other services for EPAM or any of its affiliates and the Compensation Committee concluded that there was no conflict of interest within the meaning of Section 10C-1 of the Exchange Act affecting Pay Governance’s independence.

Factors Considered in Determining Compensation

The Compensation Committee reviews executive compensation levels for the named executive officers annually to ensure that they remain competitive, on the whole, within our industry. The overall value of the compensation package for a named executive officer is determined by the Compensation Committee in consultation with the CEO (except as to himself). The Compensation Committee and the CEO (except as to himself) consider the overall performance of EPAM, as well as subjective factors including the individual performance of each named executive officer and the named executive officer’s contributions to EPAM achievements. The Compensation Committee also considers information provided by Pay Governance in making its compensation decisions.

In 2013, we developed a compensation peer group to help understand pay levels, pay design and policies for similarly sized publicly traded companies. Since there are relatively few direct competitors of similar size to us, we instead developed a peer group comprised of technology companies of similar revenue and market cap size to EPAM, which generally have had strong historical revenue growth rates (see box to the right). This list is subject to change each year depending on the availability of the companies’ data and the continued appropriateness of the companies in terms of revenue and market cap size relative to EPAM.

Our Industry Peer Companies

Blackbaud, Inc.

Fortinet, Inc.

iGATE Corporation

Informatica Corporation

Luxoft Holding, Inc.

Manhattan Associates, Inc.

Mentor Graphics Corporation

Microstrategy Incorporated

Pegasystems, Inc.

Perficient, Inc.

Sapient Corporation

Solera Holdings, Inc

Syntel, Inc.

TIBCO Software Inc.

Virtusa Corporation

The Compensation Committee and management uses peer group information to better understand the external marketplace; however, industry peer information is not the only factor used to determine executive pay levels. The Compensation Committee and our management consider multiple factors including experience, contribution and past compensation in addition to the peer group information.

Elements of Compensation

The fundamental elements of our compensation program are fixed compensation, variable compensation, long-term equity incentives, and other broad-based benefits. Although we expect these to remain the elements of our compensation program going forward, the relative weighting of each element and specific plan and award designs may evolve. We have selected these elements as the principal components of our executive compensation program because we have found them to be effective in recruiting, retaining and motivating our named executive officers within the context of our business and operating environment.

Each named executive officer’s compensation package is individually tailored and is intended to encourage executive performance that supports our organizational strategy. When setting the amount of compensation to be awarded to our named executive officers (other than our CEO) in a given year, the Compensation Committee considers the recommendations of our CEO, as well as the relative proportion of total compensation delivered on a current and long-term basis and in the form of cash and equity prior to making changes to compensation levels (or, in respect of equity compensation, recommending changes and awards to the Board for approval). The Compensation Committee follows this same process with respect to our CEO’s overall compensation package, except for the consideration of our CEO’s recommendations. In general, our focus in 2014 was on Company and individual performance rather than measurement against predetermined performance metrics for all of our named executive officers. The Compensation Committee and the Board continue to evaluate the compensation components, the mix of long- and short-term compensation, and decision-making processes for performance bonuses and equity awards to ensure we are incentivizing our leadership and rewarding performance and creation of stockholder value. The Compensation Committee and the Board may make changes to our compensation setting processes or the criteria for our named executive officers to receive certain elements of compensation in 2015 or future years.

Fixed Compensation

Fixed compensation, in the form of base salary or fixed consulting fees, is used to attract and retain our named executive officers. Base salary is determined using comparisons with industry peers and other relevant factors including the seniority of the executive, the functional role of the position, the executive’s unique skills and prior experience, the executive’s responsibility level, and other subjective performance criteria for each executive. In addition to these factors, the Compensation Committee also considered the findings of Pay Governance in making its base salary determinations for fiscal 2014. Salaries for named executive officers other than the CEO are recommended by the CEO and reviewed by the Compensation Committee annually as part of normal procedures. The Compensation Committee determines the fixed compensation of our CEO. Changes to fixed compensation, if any, result primarily from individual performance and/or Company achievements.

Variable Compensation

Variable compensation, in the form of cash bonuses or variable consulting fees, is intended to be a significant component of our named executive officers’ total compensation package. The amount of variable compensation to be awarded to our named executive officers, if any, is determined by the Compensation Committee. With respect to our named executive officers other than our CEO, the Compensation Committee takes the recommendations of our CEO into account in determining the amount of variable compensation awards. The Compensation Committee determines the amount of any annual bonus for our CEO.

We have an annual bonus pool that we use to provide cash incentive compensation to our employees generally. The Board of Directors and management determine the total amount of incentive compensation available in this bonus pool, with the size of the pool being based on our financial and operational performance throughout the year. This cash incentive pool is not specific to named executive officers or any group of Company employees. In addition, the fact that there is a bonus pool that may be available for distribution does not create any individual rights or expectations of receipt of any bonus amount. We do not currently have a predefined plan or arrangement that establishes performance measures, formulae or metrics which obligate EPAM to pay variable compensation in any amount to our named executive officers. For 2014, there were also no target bonus amounts for any of our named executive officers. The Compensation Committee retains absolute discretion to award variable compensation and to determine the amount of such bonuses for our named executive officers. While the Compensation Committee and the Board continue to evaluate the bonus determination process, we believe the ability to exercise discretion and our consideration of a broad range of factors has enabled us to retain the flexibility to reward appropriately individual performance when warranted. Factors influencing the Compensation Committee’s decision to award variable compensation to a named executive officer, and the amount of any such award, include overall Company performance and individual contributions. There is no particular weight assigned to each such factor, and no one particular factor is determinative for purposes of setting the amount of variable compensation.

For fiscal 2014, the Compensation Committee considered the following Company performance measures in determining the variable compensation awards for our named executive officers:

•	2014 revenue growth of 31.5% compared to 2013;

•	2014 non-GAAP income from operations growth of 34.1% over 2013; and

•	Non-GAAP diluted EPS increase to $2.22 from $1.66 in 2013.

See Appendix B to this Proxy Statement for a reconciliation of the non-GAAP financial measures that appear in the bullets above to the most directly comparable GAAP financial measures.

For fiscal 2014, the Compensation Committee considered the following individual, qualitative achievements in determining the variable compensation awards for our named executive officers:

Named Executive Officer		Individual Qualitative Achievements in 2014

Mr. Dobkin	✓	Exceptional performance in creating stockholder value

	✓	Leadership through EPAM’s maturation as a publicly traded company

	✓	Expansion of EPAM’s global footprint through organic growth and strategic acquisitions primarily identified by him

	✓	Continuing execution of EPAM’s long-term strategy of growth, while preserving excellence in customer relationships and product and service delivery

Mr. Conte	✓	Leadership of a complex finance organization through maturation as a public company

	✓	Implementation of and responsibility for ensuring an appropriate internal control environment

	✓	Gaining additional external analyst coverage on, and clearer understanding of, EPAM

	✓	Enhanced communications across corporate functions and to the Board of Directors and its committees

Mr. Fejes	✓	Contributions to continuing, significant growth in our Banking and Financial Services business unit, including a 29.5% revenue increase in 2014, compared to 2013

	✓	Successful management of EPAM’s relationships with its largest customer, measured by revenue

	✓	Maturation into a top-performing, trusted business leader within the organization

	✓	Recognized influence both within and beyond the Banking and Financial Services business unit

Ms. Mosier	✓	Execution of strategic acquisitions and transactions in support of EPAM’s overall growth

	✓	Implementation of dependable, repeatable processes and systems to drive efficiency

	✓	Leadership of EPAM’s legal department globalization and growth, including key hires and leveraged expertise

	✓	Contributions to EPAM’s maturing public company corporate governance function and enhanced communications with the Board of Directors and its committees

As discussed above, during 2014, in connection with his intention to retire from his position as Executive Vice President & President of EU Operations, Mr. Robb transitioned his day-to-day responsibilities to other personnel within EPAM. He remains a strategic advisor as a member of our Board of Directors, but as a result of this transition period, the Compensation Committee did not award Mr. Robb any variable compensation in respect of 2014.

Long Term Equity Incentives

On January 11, 2012, we adopted our 2012 Long Term Incentive Plan (the “2012 Plan”) which permits us to grant stock options, restricted stock, restricted stock units and other types of equity awards to EPAM personnel, including our named executive officers, as the Compensation Committee (or for grants to our named executive officers, the Board) deems appropriate. The Compensation Committee or the Board, as applicable, generally awards long-term equity incentives to our named executive officers annually based on Company performance and a subjective consideration of individual performance. These equity awards generally are made in the first quarter of each year and vest in equal annual installments over a four-year period commencing on the grant date. In accordance with its charter, the Compensation Committee has delegated authority to our CEO to make equity grants to employees, other than to our “officers” within the meaning of Section 16 of the Exchange Act and certain other key senior management personnel, up to a pre-authorized number of shares.

Historical equity awards to our named executive officers were in the form of stock options, which was viewed as appropriate for EPAM as a high growth company. However, in 2014, the Board awarded our named executive officers both stock options and restricted stock units. For 2014 incentive awards to our named executive officers consisted of approximately 71% stock options and 29% restricted stock units, based on grant date fair value of the awards. The Compensation Committee determined to shift our mix of equity awards to include restricted stock units for 2014 as an additional way to retain and incentivize our named executive officers. Because such awards are typically issued in lesser numbers than stock options, they can also result in less overall dilution to stockholders from equity compensation awards than stock options.

We award equity-based long-term incentive compensation to our named executive officers through the issuance of stock options and “full value” awards such as restricted stock units. The primary purpose of these equity awards is to provide our named executive officers with a personal financial interest in EPAM’s success through stock ownership, thus aligning our named executive officers’ interests with that of our stockholders, and to enhance their long-term commitment to EPAM. Our long-term equity incentive program is designed to provide awards that are highly aligned with stockholder return over time and incentivize the named executive officer to continue his or her employment with EPAM. Both our stock option awards and our awards of restricted stock units require vesting periods to be completed before options may be exercised or restricted stock units vest. Because the exercise price of an option and the restricted stock unit value is set at fair market value at the time of grant, the value of stock options and ownership of EPAM common stock increases when the market value of our common stock increases. Through the service-based vesting and forfeiture provisions that we include in these equity-based awards, we believe that we provide an additional incentive to our leadership to act in furtherance of our long-term success and our stockholders’ interests.

In fiscal 2014, each of our named executive officers received a grant of stock options and a grant of restricted stock units, each of which vest over a four-year period in equal annual tranches. The number of stock options and restricted stock units granted to each named executive officer was determined by the Board. In making its determinations, the Board considered the recommendations of our CEO for all named executive officers other than himself. The amounts of each award were generally based on the same factors considered by the Compensation Committee for cash bonuses or variable consulting fees, as described above. For Mr. Robb, the Board awarded stock options and restricted stock units in 2014 taking into account his overall leadership of our Europe segment, which generated revenue growth of approximately 47% over 2013, and his contributions to the strategy and direction of EPAM.

In 2014, we awarded equity compensation to our CEO for the first time since our initial public offering in 2012. The Board viewed this as an appropriate action as the additional compensation component raised our CEO’s overall compensation to a level that better reflected his sustained individual performance and experience and alleviated to some degree internal compensation compression with respect to our CEO’s compensation package. In addition, the equity award reinforces the alignment of our CEO’s interests with those of our stockholders. Our CEO has a significant ownership stake in EPAM, but the Board determined that Mr. Dobkin’s demonstrated commitment to delivering stockholder value is strengthened by linking a portion of his overall compensation to the performance of EPAM’s stock.

Other Broad-based Employee Benefits

We provide retirement, health and other broad-based benefits as another component of our overall compensation scheme. We have established a 401(k) retirement plan, which is a tax-qualified self-funded retirement plan, in which our U.S. employees, including Messrs. Dobkin and Conte and Ms. Mosier, may participate. Under this plan, employees may elect to defer their current compensation up to the statutory limit. Effective January 1, 2013, we provide discretionary matching contributions to the plan up to a maximum of 2% of the employee’s eligible compensation. In 2014, we contributed approximately $549,000 on behalf of participating U.S. employees to the 401(k) retirement plan.

We currently make available to our U.S. employees, including Messrs. Dobkin and Conte and Ms. Mosier, group health insurance (including medical, dental and vision), long- and short-term disability, group life, AD&D and paid time off.

Mr. Robb received lump sum cash payments in amounts sufficient to cover the cost of obtaining health insurance until his retirement. Mr. Fejes receives statutory benefits required by Swiss law.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

We do not provide any perquisites to our named executive officers because we believe that our compensation objectives are better achieved as a result of the compensation elements described above. However, the use of perquisites may be re-evaluated at a later date as necessary to ensure that we can attract and retain qualified executives.

Compensation Risk Assessment

Our management team has reviewed our compensation policies and practices for all of our employees with the Compensation Committee and our Board. The Board has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The Compensation Committee determined and our Board concurred that for all employees, including our named executive officers, our compensation programs do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation for our stockholders.

Tax Deductibility

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes a $1 million limit on the deductibility of compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a public company, unless such compensation qualifies as “performance-based.” While we generally intend to maximize the tax deductibility of compensation paid to executive officers covered under Section 162(m), the Compensation Committee may nevertheless authorize awards or payments that do not qualify as “performance-based compensation” under Section 162(m) if doing so is in the best interests of the Company. Additionally, no assurance can be given that awards or payments intended to qualify as “performance-based compensation” will in fact be so qualified. To qualify as “performance-based” compensation, the award or payment must be based on objective, pre-established performance criteria approved by stockholders or otherwise qualify as “performance-based” under Section 162(m).

Summary Compensation Table

The following table sets information regarding the compensation of our named executive officers for services rendered to us in all capacities for 2014, and for those who were named executive officers during such periods, 2013 and 2012.

Name and principal position	Year	Salary($)		Bonus($)		Stock awards($) (1)	Option awards($) (1)	All other compensation ($)		Total($)
Arkadiy Dobkin	2014	$350,000	(2)	$250,000		$513,280	$1,233,600			$2,346,880
President and Chief Executive Officer	2013	$300,000		$150,000	(3)					$450,000
	2012	$300,000		$700,000						$1,000,000

Anthony Conte	2014	$220,000		$150,000		$128,320	$308,400			$806,720
Vice President, Chief Financial Officer and Treasurer

Karl Robb	2014	$823	(4)(5)			$256,640	$616,800	$300,503	(4)(6)	$1,174,766
Executive Vice President and President of EU Operations	2013	$3,572	(5)					447,200	(7)	$450,772
	2012	$1,526				$2,337,600		$613,823		$2,952,949

Balazs Fejes	2014	$193,304	(8)			$128,320	$308,400	327,614	(8)	$957,638
Senior Vice President and Global Head of Banking and Financial Services Business Unit	2013	$190,973	(9)				$170,777	234,060	(9)	$595,810
	2012	$188,795					$86,715	$355,608		$631,118

Ginger Mosier,	2014	$205,000		$100,000		$96,240	$231,300			$632,540
Vice President, General Counsel and Corporate Secretary

(1)	The amounts in these columns represent the aggregate grant date fair value of the stock and option awards granted to Messrs. Robb and Fejes in 2012; for Mr. Fejes in 2013; and for Messrs. Dobkin, Conte, Robb and Fejes, and Ms. Mosier in 2014, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of these stock based compensation awards in Note 14 to the audited consolidated financial statements included in our 2014 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.
(2)	The Compensation Committee approved a fiscal 2014 base salary of $400,000 for Mr. Dobkin; however, Mr. Dobkin subsequently declined the full increase and accepted instead a 2014 base salary of $350,000.
(3)	The Compensation Committee approved a 2013 bonus in the amount of $400,000 for Mr. Dobkin; however, Mr. Dobkin subsequently declined the full 2013 bonus and accepted instead a 2013 bonus of $150,000.
(4)	The Compensation Committee approved a fixed compensation increase for Mr. Robb to 207,895 euros and our President and CEO subsequently recommended that the Compensation Committee or Board adjust that amount to 225,414 euros (or $275,898 and $299,146, respectively, using an exchange rate of $1.3271 per euro as the average exchange rate on a quarterly frequency for 2014 from www.oanda.com). The Board approved the adjustment.
(5)	This amount was paid in Belarusian rubles. For 2014, the applicable exchange rate used was $0.000098 per Belarusian ruble based on the average exchange rates on a quarterly frequency for 2014 from www.oanda.com. For 2013, the applicable exchange rate used was $0.00011 per Belarusian ruble based on the average exchange rates on a quarterly frequency for 2013 from www.oanda.com.
(6)	Mr. Robb provides services to EPAM in his capacity as a consultant. For 2014, this amount represents a fixed consulting fee paid directly to his direct employer, Landmark Business Development Limited. Mr. Robb’s fixed consulting fee was paid partly in euros ($199,437) and partly in U.S. dollars ($101,066). For 2014, the applicable exchange rate used was $1.3271 per euro based on the average exchange rates on a quarterly frequency for 2014 from www.oanda.com.

(7)	For 2013, this amount represents a fixed consulting fee ($272,200) and a variable consulting fee ($175,000), paid directly to Mr. Robb’s direct employer, Landmark Business Development Limited. These amounts were paid in euros and U.S. dollars, respectively. For 2013, the applicable exchange rate used was $1.33 per euro based on the average exchange rates on a quarterly frequency for 2013 from www.oanda.com.
(8)	Mr. Fejes provides services to EPAM partially in his capacity as a consultant and partially in his capacity as an employee. For 2014, the amount in the column “Salary” represents salary paid to Mr. Fejes directly in his capacity as an employee ($192,787 of which was paid in Swiss francs and $517 of which was paid in Hungarian forints). The amount in the “All Other Compensation” column represents a fixed consulting fee ($127,614, of which $90,802 was paid in euros and $36,812 was paid in U.S. dollars) and a variable consulting fee ($200,000), paid in U.S. dollars, which were paid directly to Mr. Fejes’ direct employer, Redlodge Holdings Limited. For 2014, the applicable exchange rates used were $1.0929 per Swiss franc, $0.0043 per Hungarian forint and $1.3271 per euro based on the average exchange rates on a quarterly frequency for 2014 from www.oanda.com.
(9)	For 2013, the amount in the column “Salary” represents salary paid to Mr. Fejes directly in his capacity as an employee ($190,437 of which was paid in Swiss francs and $536 of which was paid in Hungarian forints). The amount in the “All Other Compensation” column represents a fixed consulting fee ($109,060) and a variable consulting fee ($125,000), which were paid directly to Mr. Fejes’ direct employer, Redlodge Holdings Limited. These amounts were paid in euros and U.S. dollars, respectively. For 2013, the applicable exchange rates used were $1.08 per Swiss franc, $0.0045 per Hungarian forint and $1.33 per euro based on the average exchange rates on a quarterly frequency for 2013 from www.oanda.com.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our named executive officers for the year ended December 31, 2014.

Name	Grant date	Award Approval Date (1)	All other stock awards: Number of shares of stock or units(#)	All other option awards: Number of securities underlying options(#)	Exercise or base price of option awards($/Sh)	Closing Market Price on Grant Date (2)	Grant date fair value of stock and option awards(3)
Arkadiy Dobkin	3/31/2014	3/27/2014		80000	$32.08	$32.90	1,233,600
	3/31/2014	3/27/2014	16,000				513,280
Anthony Conte	3/31/2014	3/27/2014		20000	$32.08	$32.90	308,400
	3/31/2014	3/27/2014	4,000				128,320
Karl Robb	3/31/2014	3/27/2014		40000	$32.08	$32.90	616,800
	3/31/2014	3/27/2014	8,000				256,640
Balazs Fejes	3/31/2014	3/27/2014		20000	$32.08	$32.90	308,400
	3/31/2014	3/27/2014	4,000				128,320
Ginger Mosier	3/31/2014	3/27/2014		15000	$32.08	$32.90	231,300
	3/31/2014	3/27/2014	3,000				96,240

(1)	At its meeting on March 27, 2014, our Board of Directors approved the grants of stock options and restricted stock units to our named executive officers to be awarded on March 31, 2014.
(2)	Pursuant to the terms of the 2012 Long Term Incentive Plan, the exercise price for the options was set at the closing market price on the day immediately preceding the grant date.
(3)	The amounts in this column represent the aggregate grant date fair value of the stock and option awards granted to Messrs. Dobkin, Conte, Robb and Fejes, and Ms. Mosier in 2014, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of these stock based compensation awards in Note 14 to the audited consolidated financial statements included in our 2014 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan Based Awards Table

We do not typically enter into, and do not currently have any, formal employment or consultancy, change of control, severance or other similar agreements with any named executive officer (other than a standard employment agreement that Mr. Fejes has entered into with a Swiss subsidiary of EPAM, as required under Swiss law). We believe in mutual trust, loyalty and commitment between EPAM and our named executive officers, and that employment agreements are not necessary to achieve our goals and meet our named executive officers’ needs. We believe that this assertion is supported by our named executive officers’ long tenure with EPAM.

Each of Messrs. Dobkin, Robb and Fejes remains subject to certain confidentiality obligations that survived the expiration of their respective prior employment and consultancy agreements with us. Pursuant to these agreements, each of these named executive officers agreed to not disclose any confidential information relating to us or our business.

All of Mr. Robb’s, and a portion of Mr. Fejes’, fixed and variable compensation are in the form of consulting fees paid to their respective direct employers, Landmark Business Development Limited and Redlodge Holdings Limited. However, equity awards are and have been granted directly to Mr. Robb and Mr. Fejes.

For fiscal 2014, the Compensation Committee approved a fixed compensation level of EUR 207,895 for Mr. Robb, which was essentially unchanged after taking foreign exchange rates into account. Our CEO subsequently recommended that the Compensation Committee or Board adjust Mr. Robb’s fixed compensation to EUR 225,414, an increase of approximately $23,000. The Board approved this adjustment on March 27, 2014. In addition, for fiscal 2014, the Compensation Committee approved a base salary increase for our CEO to $400,000 from $300,000; however, Mr. Dobkin declined the full increase and accepted instead a 2014 base salary of $350,000. This adjustment was ratified by the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the holdings of stock options and stock awards that remained outstanding as of December 31, 2014 for each of our named executive officers.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options(#) exercisable		Number of securities underlying unexercised options(#) unexercisable		Option exercise price($)	Option expiration date	Number of shares or units of stock that have not vested(#)		Market value of shares or units of stock that have not vested(#) (1)
Arkadiy Dobkin			80,000	(2)	$32.08	3/31/2024
							16,000	(3)	764,000
Anthony Conte	20,000				$6.88	12/17/2020
			40,000	(4)	$16.80	3/19/2022
	3,250	(5)	9,750	(5)	$23.04	5/24/2023
			20,000	(2)	$32.08	3/31/2024
							4,000	(3)	191,000
Karl Robb			40,000	(2)	$32.08	3/31/2024
							48,700	(6)	2,325,425
							8,000	(3)	382,000
Balazs Fejes	154,600				$4.63	8/13/2020
	5,600	(4)	5,600	(4)	$16.80	3/19/2022
	4,000	(5)	12,000	(5)	$23.36	5/29/2023
			20,000	(2)	$32.08	3/31/2024
							4,000	(3)	191,000
Ginger Mosier	8,928				$6.88	8/13/2020
	2,275	(4)	4,550	(4)	$16.80	3/19/2022
	3,250	(7)	9,750	(7)	$22.99	4/12/2023
			15,000	(2)	$32.08	3/31/2024
							3,000	(3)	143,250

(1)	The closing market price of EPAM common stock on the New York Stock Exchange on December 31, 2014 was $47.75
(2)	The option will become exercisable as to 25% of the shares on each of March 31, 2015, 2016, 2017 and 2018.
(3)	Represents restricted stock units that are scheduled to vest as to 25% of the shares on each of March 31, 2015, 2016, 2017 and 2018.
(4)	The option became exercisable as to 25% of the total grant on each of March 19, 2013 and 2014, and will become exercisable as to 25% of the total grant on each of March 19, 2015 and 2016.
(5)	The option became exercisable as to 25% of the total grant on March 19, 2014, and will become exercisable as to 25% of the total grant on each of March 19, 2015, 2016 and 2017.
(6)	Represents shares of restricted stock that vested as to 25% of the total grant on each of January 16, 2012 and January 1, 2013, 2014 and 2015.
(7)	The option became exercisable as to 25% of the total grant on April 12, 2014, and will become exercisable as to 25% of the total grant on each of April 12, 2015, 2016 and 2017.

Options Exercised and Stock Vested

The following table sets forth information regarding the exercise of stock options and shares acquired upon vesting of stock awards by our named executive officers during the year ended December 31, 2014.

	Option awards			Stock awards
Name	Number of shares acquired on exercise(#)	Value realized on exercise($)		Number of shares acquired on vesting(#)	Value realized on vesting($)
Arkadiy Dobkin	—	—		—	—
Anthony Conte	45,000	$1,327,772	(1)	—	—
Karl Robb	40,000	$1,348,400	(2)	48,700	$1,693,786	(3)
Balazs Fejes	—	—		—	—
Ginger Mosier	—	—		—	—

(1)	Represents the weighted average sale price of shares acquired on exercise of options during 2014. All options reflected were sold via cashless exercise.
(2)	Calculated based on the closing market price of EPAM common stock on January 17, 2014, the date of exercise.
(3)	Calculated based on the closing market price of EPAM common stock on January 2, 2014.

Potential Payments on Termination and Change of Control

As discussed above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table,” we do not generally enter into severance arrangements with our named executive officers, nor do we maintain any plans or arrangements that provide our named executive officers with cash severance or other cash payments in connection with a termination of his or her employment with EPAM or a change of control of EPAM. In addition, EPAM does not provide excise tax gross-ups to any of our named executive officers.

Equity awards granted to our named executive officers under the 2012 Plan may forfeit or accelerate in certain circumstances relating to termination of employment or change of control as follows:

•	Upon a termination of service for Cause, any unvested restricted stock units and any unexercised portion of the option (both vested and unvested) forfeit as of the termination date.

•	Upon a termination of service due to death or Disability, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of one year following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

•	Upon a termination of service by EPAM or an affiliate of EPAM without Cause, or by the executive for Good Reason, in each case within two years after a Change of Control, the unvested portion of the option will vest in full, and the option will remain exercisable until the earlier of 90 days after the termination date and the expiration date of the option.

•	Restricted stock units awarded in 2014 were not subject to any accelerated vesting provisions in connection with a Change of Control.

•	Upon a termination of service for any reason other than those described above, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of 90 days following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

In addition to annual awards under the 2012 Plan, Mr. Robb also received a restricted stock award grant in 2012. Pursuant to the terms of the award agreement relating to this restricted stock award, if Mr. Robb’s service terminates for Cause or for other than Good Reason, any unvested shares will be immediately forfeited. This award vested in four equal installments with the last installment vesting on January 1, 2015.

The following table sets forth the estimated value of the acceleration of the outstanding unvested portions of stock options held by each of our named executive officers assuming a termination of service by EPAM or an affiliate without Cause or by the named executive officer for Good Reason, in each case within two years after a Change of Control. The amounts shown in the table below assume that such termination occurred on December 31, 2014 and within two years following a Change of Control:

Name	Value of Accelerated Stock Options Upon Qualifying Termination After Change of Control(1)
Arkadiy Dobkin	$1,253,600
Anthony Conte	$1,792,323
Karl Robb	$626,800
Balazs Fejes	$779,400
Ginger Mosier	$617,283

(1)	The value associated with the acceleration of outstanding stock options is based on the closing market price of a share of our common stock as of December 31, 2014 ($47.75 per share) minus the applicable exercise price.

Applicable Definitions

Change of Control. Under the 2012 Plan, “Change of Control” generally means the occurrence of one of the following events: (i) the acquisition of 50% or more of the combined voting power of our outstanding securities entitled to vote generally in the election of directors; (ii) the replacement of the majority of our directors during any period of 24 consecutive months (other than by directors approved by at least a majority of our remaining directors); or (iii) either (x) the consummation of our or any of our subsidiaries’ merger or consolidation with any other corporation or entity (unless our or our subsidiary’s voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of our Company or of the surviving entity or its ultimate parent outstanding immediately after such merger or consolidation) or (y) any sale, lease, exchange or other transfer to any person (other than our affiliate) of our assets and/or assets of any of our subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of our Company and our subsidiaries immediately prior to such transaction or transactions, but only to the extent that, in connection with such transaction or transactions or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of our Company immediately prior to such transaction or transactions.

Cause. For the awards described above, “Cause” generally means our good faith determination of a participant’s: (i) willful material breach or habitual neglect of duties or obligations in connection with employment or service; (ii) engagement in willful misconduct, gross negligence or a breach of fiduciary duty, or willful material breach of duties to EPAM or under his or her employment or consulting agreement, if applicable, or of any of our policies; (iii) conviction of, or entry into a plea bargain or settlement admitting guilt for, a felony or any other criminal offense involving moral turpitude, fraud or, in the course of the performance of service to EPAM, material dishonesty; (iv) unlawful use or possession of illegal drugs on our premises or while performing duties and responsibilities; or (v) commission of an act of fraud, embezzlement or material misappropriation, in each case, against us or any of our affiliates.

Good Reason. For the awards described above, “Good Reason” generally means the occurrence of any of the following events, in each case without the participant’s consent: a reduction in the executive’s base compensation and cash incentive opportunity, other than any such reduction that applies generally to similarly situated employees or executives; relocation of the geographic location of the executive’s principal place of employment or service by more than 50 miles from his or her principal place of employment or service; or a material reduction in the executive’s title, duties, responsibilities or authority.

Disability. Under the 2012 Plan, “Disability” generally means a permanent and total disability that entitles the participant to disability income payments under any long-term disability plan or policy provided by us under which the participant is covered, as such plan or policy is then in effect; or if the participant is not covered under a long-term disability plan or policy provided by us at such time for whatever reason, then “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of EPAM. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us and written representations from our directors and executive officers, we believe that, during fiscal 2014, all directors and executive officers and persons who own more than 10% of a registered class of our equity securities timely complied with all Section  16(a) filing requirements applicable to them.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent directors, has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. Representatives from Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees to Independent Registered Public Accounting Firm

The following table summarizes the fees incurred by Deloitte & Touche LLP, our independent registered public accounting firm, and certain of its affiliates (collectively, the “Deloitte Entities”), and billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for audit related, tax and other services:

	2014	2013
	(in thousands)
Audit Fees	$2,503	$856
Audit-Related Fees	127	122
Tax Fees	97	52
All Other Fees	2	2

Total Fees	2,728	1,032

Audit Fees. Audit fees consist of fees billed by Deloitte Entities for professional services rendered in connection with the audits of our annual consolidated financial statements and quarterly reviews of our interim consolidated financial statements included in our quarterly reports, the audit of our internal control over financial reporting (2014) and services normally provided for other regulatory filings.

Audit Related Fees. Audit Related Fees consist of fees billed for professional services rendered in connection with ISAE3400 audits and foreign statutory audits.

Tax Fees. Tax Fees primarily consist of fees billed for professional services rendered in connection with transfer pricing studies and consulting services.

All Other Fees. All Other Fees consist of subscription fees.

Pre-Approval of Services

In accordance with its charter and our pre-approval policies and procedures for audit/non-audit services, in general our Audit Committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, involving estimated fees exceeding $100,000 to be performed by our independent registered public accounting firm. In addition, the Chair of the Audit Committee, Mr. Ronald P. Vargo, is authorized to pre-approve any other audit and non-audit services on behalf of the Audit Committee, provided these decisions are presented to the Audit Committee at its next regularly scheduled meeting. Before the start of each fiscal year, the Audit Committee also establishes specific categories of audit and non-audit services that are expected to be performed during that fiscal year by the Deloitte Entities and establishes maximum dollar limits for the aggregate fees of each of those categories of services. The Deloitte Entities may be engaged for such services pursuant to our pre-approval policies and procedures, provided that such services do not otherwise need to be approved by the Audit Committee under the pre-approval policies and procedures, and such services are reported to the Audit Committee at its next regularly scheduled meeting.

As part of its review, the Audit Committee considers whether any non-audit services will, or may potentially, impact the independence of our independent registered public accounting firm. The Audit Committee pre-approved all audit and non-audit services provided to EPAM by the Deloitte Entities in fiscal years 2014 and 2013. None of the services described in the table above were exempt from the pre-approval requirement set forth in the SEC rules and regulations.

PROPOSAL 1:

ELECTION OF DIRECTORS

We are soliciting proxies in favor of the re-election of the two director nominees identified below. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the director nominees named below to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2018.

If either nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board has no reason to believe that either person named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Directors

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Arkadiy Dobkin and Robert E. Segert for re-election as Class III directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2018, or until their respective successors have been elected and qualified. The director nominees have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected. We did not pay a fee to any third party to identify or evaluate any potential nominees.

Please see the discussion under “Board of Directors” in this proxy statement for information concerning each of our nominees for director.

Vote Required

Directors are elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Recommendation

The Board recommends a vote FOR each of the director nominees as Class III directors.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. In deciding to engage Deloitte & Touche LLP, the Audit Committee noted that there were no auditor independence issues raised with Deloitte & Touche LLP.

The Board of Directors recommends that stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, in their discretion, retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of EPAM and its stockholders.

The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP can be found in the following sections of this proxy statement: “Corporate Governance – Audit Committee” and “Report of the Audit Committee.” For additional information about Deloitte & Touche LLP, see “Independent Registered Public Accounting Firm” elsewhere in this proxy statement.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2015.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed and individually tailored to attract, motivate, and retain our named executive officers, each of whom is critical to our success. The components of our executive compensation programs encourage performance in support of our organizational strategy, and reward our named executive officers based on Company performance and the objective and subjective evaluation of individual performance. EPAM’s equity plans are intended to align compensation with the long-term interests of our stockholders. Please read the “Executive Compensation — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2014 compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies procedures described and explained in “Executive Compensation – Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to EPAM’s recent and long-term success.

Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of EPAM Systems, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee will carefully assess the voting results and may consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.

Vote Required

The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board of Directors recommends that you vote FOR approval of our executive compensation.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on whether future “say on pay” votes such as the one in Proposal 3 above should occur every year, every two years, or every three years. This vote on the frequency of “say on pay” votes is advisory and non-binding in nature and must be held at least once every six years.

After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for EPAM at this time because this frequency aligns best with our compensation programs and provides us with the best opportunity to engage with our stockholders regarding their views on our compensation practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding; however, our Board of Directors and Compensation Committee will review the voting results carefully. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years or abstain. Stockholders are not voting to approve or disapprove our Board of Directors’ recommendation. Notwithstanding our Board of Directors’ recommendation and the outcome of the stockholder vote, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Vote Required

The advisory vote on the frequency of future advisory votes on executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board of Directors recommends a vote FOR EVERY YEAR as the frequency with which stockholders are provided an advisory vote to approve executive compensation.

PROPOSAL 5:

APPROVAL OF THE EPAM SYSTEMS, INC. 2015 LONG TERM INCENTIVE PLAN

The 2015 Long Term Incentive Plan

We are asking our stockholders to vote to approve the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “2015 Plan”). The Board approved the 2015 Plan on April 16, 2015, subject to stockholder approval at the Annual Meeting. We previously adopted our 2012 Long Term Incentive Plan (the “2012 Plan”) on January 11, 2012, prior to our initial public offering.

If approved at the Annual Meeting, the 2015 Plan will become effective on the date of the Annual Meeting. The aggregate number of shares to be authorized for issuance under the 2015 Plan is equal to the sum of (i) 4 million shares, (ii) the number of shares remaining for issuance under the 2012 Plan and our Amended and Restated 2006 Stock Option Plan (the “2006 Plan”) as of the Annual Meeting, which as of December 31, 2014 was approximately 4.7 million shares in the aggregate and (iii) any shares subject to outstanding awards granted under the 2012 Plan or 2006 Plan that return to the share pool as a result of cancellation or forfeiture in accordance with the terms of the 2015 Plan. The 2015 Plan will also allow for the grant of cash- and equity-based awards that will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Board and our Compensation Committee carefully considered our anticipated future equity needs as well as our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant in determining the requested share authorization.

If the 2015 Plan is not approved at the Annual Meeting, the 2012 Plan will remain in effect in its current form.

Considerations for the Approval of the 2015 Long Term Incentive Plan

We are proposing the 2015 Plan, which includes best governance practices aligned with stockholder interests, allows us flexibility to grant qualified performance-based compensation awards in accordance with Section 162(m), and provides a share authorization we expect will last through 2018. Key considerations for stockholders in approving the 2015 Plan are set forth below.

•	Best Governance Practices. Your approval of the 2015 Plan will incorporate the following best governance practices in furtherance of stockholder interests:

•	No tax gross-ups. No participant is entitled to a gross-up payment under the 2015 Plan for any golden parachute excise tax incurred in connection with an award under Sections 280G and 4999 of the Code.

•	“Double-trigger” accelerated vesting upon a change of control. The 2015 Plan provides for “double-trigger” rather than “single-trigger” accelerated vesting upon a change of control, such that, if not assumed or continued by the surviving corporation or acquiring corporation, outstanding awards only accelerate in vesting upon a termination of employment without cause or for good reason within one year following the change of control.

•	No liberal share recycling. Shares that are tendered or withheld to satisfy any tax withholding liabilities or payment of an option exercise price may not again be available for issuance under the 2015 Plan.

•	No option repricing. No repricing of options is permitted without stockholder approval, except with respect to permitted adjustments in connection with certain capitalization events.

•	No discounted options or SARs. No discounted stock options or stock appreciation rights may be granted under the 2015 Plan.

•	Clawbacks. Our Compensation Committee has the authority to implement any clawback required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and provide for clawback provisions in an award agreement in the event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported.

•	No evergreen share authorization. The 2015 Plan does not contain an evergreen provision allowing for an increase in the share pool without stockholder approval.

•	Stock ownership. Our executive officers are subject to stock ownership guidelines, as described in our “Compensation Discussion and Analysis.”

•	Section 162(m). Your approval of the 2015 Plan will allow us the flexibility to grant awards that are qualified as performance-based compensation in accordance with Section 162(m) following the expiration of our grandfather period at the 2016 Annual Meeting. Section 162(m) imposes a $1 million limit on the deductibility of compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a public company.

•	Equity as an Important Compensation Tool. Your approval of the 2015 Plan will allow us to continue attracting, motivating and retaining the talent necessary for the Company’s success, while aligning their interests with those of our stockholders to maximize long-term value creation. We grant equity awards to a broad-based group of our employees, not just to our executive officers. The broad reach of our equity award program is evident from our historic practices; for example, in 2014, 93% of all stock options awarded under the 2012 Plan were granted to employees other than our named executive officers (see the table included below under “Benefits Under the 2015 Long Term Incentive Plan”). Equity awards are an essential part of the total compensation package for our employees, including our executive officers, and it is this employee base that has fueled EPAM’s performance and 400% stock price increase from our initial public offering in February 2012 to present. Our ability to grant equity awards is especially critical because the value of these awards can form a substantial part of our employees’ overall compensation packages, including those of our executive officers. As of December 31, 2014, stock options comprised 99% of outstanding equity awards and full-value awards comprised the remaining 1% of such outstanding awards, as the Board awarded restricted stock units to our named executive officers and certain other employees for the first time in 2014.

•	Growth through Acquisitions. Your approval of the 2015 Plan provides us with the ability to grant equity awards to personnel who have joined EPAM through strategic acquisitions. Completing strategic acquisitions provides EPAM with new revenue streams, enhances stockholder value and adds additional employees to support our business and its expansion. It is important to EPAM’s successful execution of our strategy that we have the ability to retain and incentivize a broad base of employees, which is growing in part through acquisitions.

•	Expected Duration of Requested Share Authorization and Vesting. Your approval of the 2015 Plan is anticipated to provide a share authorization that will last EPAM through the 2018 fiscal year based on what we believe is a reasonable expectation of future stock usage as we expect to move toward a compensation practice of awarding value-based grants rather than grants of certain number of options or other equity awards. The requested share authorization is designed to manage our anticipated equity compensation needs through the next three years, at which time stockholders would be able to reevaluate any additional share authorization request. We intend to continue our historic practices with respect to the vesting period of awards under the 2015 Plan. In general, equity awards typically vest 25% on each of the first, second, third and fourth anniversaries of grant. We believe a lengthy vesting horizon strengthens our grantees’ interest in creating long-term value for our stockholders. For information about our overhang and burn rate, see our audited consolidated financial statements included in our 2014 Annual Report on Form 10-K.

Effect of Not Approving the 2015 Long Term Incentive Plan

If our stockholders do not approve the 2015 Plan at the Annual Meeting, we anticipate that we may have insufficient shares under the 2012 Plan to continue our approach to competitive total compensation for broad-based equity grants or our current equity practices supporting our acquisition strategy by the end of the 2016 fiscal year. Without the requested share authorization, we may need to make significant changes to our equity award and total compensation practices, which would limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain qualified talent. Such a loss of an essential element of our compensation program and acquisition strategy would compromise our ability to directly align the interests of our employees, including our executive officers, with the interests of our stockholders, as described in greater detail in our “Compensation Discussion and Analysis” section in this proxy statement.

Without stockholder approval of the 2015 Plan, we will not be able to grant equity awards that are exempt from the $1 million limit on deductibility under Section 162(m) following the expiration of our grandfather period at the 2016 Annual Meeting.

Description of the 2015 Long Term Incentive Plan

The principal terms and conditions of the 2015 Plan are summarized below. The summary, however, is not intended to be a complete description of all of the terms of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, which is included in Appendix A to this Proxy Statement.

Purpose. The purpose of the 2015 Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.

Plan Term. The 2015 Plan is scheduled to expire after ten years from its effective date, which is the date of stockholder approval. The term will expire sooner if prior to end of the ten-year term or any extension period, the maximum number of our common shares available for issuance under the 2015 Plan has been issued or our board of directors terminates the 2015 Plan.

Predecessor Plans. From and after the Annual Meeting, upon approval of the 2015 Plan, we intend to cease making grants under the 2012 Plan and any shares that remain available for issuance under the 2012 Plan or 2006 Plan will be assumed by the 2015 Plan. Any outstanding awards under the 2012 Plan or 2006 Plan will remain subject to the terms of the applicable plan under which the awards were granted, except that any such awards that expire, terminate or would otherwise return to the applicable share reserve will instead become available for issuance under the 2015 Plan.

Authorized Shares. Subject to adjustment (as described below), other than with respect to substitute awards, the maximum number of shares available for issuance under the 2015 Plan may not exceed in the aggregate the sum of (i) 4 million shares plus (ii) the number of shares authorized but not issued or subject to grants under the 2012 Plan and 2006 Plan as of the Annual Meeting plus (iii) any shares subject to outstanding awards granted under the 2012 Plan or 2006 Plan that expire, terminate or would otherwise return to the share pool in accordance with the terms of the 2015 Plan (collectively, the “Aggregate Share Authorization”).

Award Limits. The maximum number of shares that may be issued pursuant to incentive stock options is equal to the Aggregate Share Authorization.

The 2015 Plan also contains the following share limits applicable to awards that may be granted to any one participant for purposes of compliance with the “qualified performance-based compensation” exception under Section 162(m) of the Code:

Award	Annual Limit
Options and Stock Appreciation Rights	1,000,000 shares
Performance Awards	650,000 shares or, to the extent the award is denominated as a cash amount, $2,250,000
Other Stock-Based Awards	650,000 shares

If an award (other than a substitute award) expires or is canceled or forfeited, the shares covered by such award will again be available for issuance under the 2015 Plan. However, shares that are tendered or withheld to satisfy any tax withholding liabilities or payment of an option exercise price will not again be available for issuance under the 2015 Plan.

Administration. Our Compensation Committee or our Board administers the 2015 Plan and has authority to:

•	designate participants;

•	determine the types of awards (including substitute awards) to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Compensation Committee;

•	interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan;

•	establish, amend, suspend or waive rules and regulations and appoint agents; and

•	make any other determination and take any other action that it deems necessary or desirable to administer the plan.

To the extent not inconsistent with applicable law, the Compensation Committee or our Board may delegate to a committee of one or more directors or to one or more of our officers the authority to grant awards under the plan.

Types of Awards. The 2015 Plan provides for grants of incentive and non-qualified stock options, SARs, restricted stock, RSUs, performance awards and other stock-based awards:

•	Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (except in the case of substitute awards) will be determined by our Compensation Committee or our Board but may not be less than the closing price of a share of our common stock on the grant date. Our Compensation Committee or our Board will determine the date on which each stock option becomes vested and exercisable and the expiration date of each option. The Compensation Committee or the Board may specify in an award agreement that an “in-the-money” option will be automatically exercised on its expiration date; however, no stock option will be exercisable more than ten years from the grant date. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Internal Revenue Code.

•	SARs. A SAR represents a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share of our common stock from the grant date. The per share exercise price of a SAR (except in the case of substitute awards) will be determined by our Compensation Committee or our Board but may not be less than the closing price of a share of our common stock on the grant date. Our Compensation Committee or our Board will determine the date on which each SAR may be exercised or settled in whole or in part and the expiration date of each SAR. However, no SAR will be exercisable more than ten years from the grant date.

•	Restricted Stock. Restricted stock is an award of shares of our common stock that are subject to restrictions on transfer and a substantial risk of forfeiture.

•	RSUs. An RSU represents a contractual right to receive the value of a share of our common stock at a future date, subject to specified vesting and other restrictions.

•

Performance Awards. Performance awards, which may be denominated and/or settled in cash or shares, will be earned upon the satisfaction of performance conditions specified by our Compensation Committee or our Board. The performance conditions for awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code include the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, before interest and taxes, or before earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of us or our third-party manufacturer) and validation of manufacturing processes (whether our or our third-party manufacturer’s)); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. These performance criteria will be determined in accordance with GAAP, except, to the extent that any objective performance criteria are used, if any measurements require deviation from GAAP, such deviation will be at the discretion of the Compensation Committee at the time the performance criteria are set or at such later time to the extent permitted under Section 162(m). These performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

•	Other Stock-Based Awards. Our Compensation Committee or our Board are authorized to grant other stock-based awards, which may be denominated in shares of our common stock or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon our performance or that of our business units or any other factors that the Compensation Committee designates.

Adjustments. In the event that our Compensation Committee and our Board determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the Compensation Committee or the Board will adjust equitably any or all of:

•	the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the 2015 Plan;

•	the number and type of shares or other securities subject to outstanding awards; and

•	the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

Termination of Service and Change of Control. Our Compensation Committee or our Board will determine the effect of a termination of employment or service on outstanding awards, including whether the awards will vest, become exercisable, settle or be forfeited. In the event of a change of control, any awards that are outstanding as of immediately prior to the effective date of the change of control shall (i) be assumed, continued or substituted by the surviving or acquiring corporation (or a parent or subsidiary thereof) or (ii) if not assumed, continued or substituted as provided in clause (i), fully vest and become exercisable, as applicable, upon a participant’s termination of service without cause or for good reason within one year following the effective date of such change of control.

Amendment and Termination. Our Board may amend, alter, suspend, discontinue or terminate the 2015 Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. Our Compensation Committee or the Board may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or Compensation Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the 2015 Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any “clawback” or recoupment provisions on any awards in accordance with the 2015 Plan.

In addition, our Compensation Committee or our Board may amend the 2015 Plan or create sub-plans in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax efficient manner and in compliance with local rules and regulations. In the event of the dissolution or liquidation of our company, each award will terminate immediately prior to the consummation of such action, unless otherwise determined by our Compensation Committee or our Board. Subject to the adjustment provision summarized above, our Compensation Committee or our Board may not directly or indirectly, through cancellation or regrant or any other method, reduce, or have the effect of reducing, the exercise price of any award established at the time of grant without approval of our stockholders.

U.S. Federal Income Tax Consequences.

Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Internal Revenue Code. A participant will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options. An incentive stock option is an option that meets the requirements of Section 422 of the Internal Revenue Code. A participant will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares will be taxable as long-term capital gain. We will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

Benefits Under the 2015 Long-Term Incentive Plan

All awards under our 2015 Plan will be granted at the discretion of the Compensation Committee or the Board. As a result, it is not possible at this time to indicate the number, name or positions of persons who will receive future awards or the nature and terms of such future awards. The table below, however, sets forth the awards that were granted in 2014 under the 2012 Plan to our named executive officers, our non-employee directors and our other non-executive officer employees.

Name and Position	Stock Awards (#)	Option Awards (#)
Arkadiy Dobkin President and Chief Executive Officer	16,000	80,000
Anthony Conte Vice President, Chief Financial Officer and Treasurer	4,000	20,000
Karl Robb Executive Vice President and President of EU Operations (until April 3, 2015)	8,000	40,000
Balazs Fejes Senior Vice President and Global Head of Banking and Financial Services Business Unit	4,000	20,000
Ginger Mosier Vice President, General Counsel and Corporate Secretary	3,000	15,000
All executive officers as a group	35,000	175,000
All non-employee directors as a group	7,738	0
All non-executive employees as a group	35,500	2,225,500

Equity Compensation Plan Information

The following table sets forth information about awards outstanding as of December 31, 2014 and securities remaining available for issuance under the 2012 Plan, the 2006 Plan and the 2012 Non-Employee Directors Compensation Plan (the “2012 Directors Plan”) as of December 31, 2014. The table does not reflect grants, awards, exercises, terminations or expirations since that date or the requested share authorization under the 2015 Plan described above. For purposes of clarity, as of March 31, 2015, the number of securities available for future issuance under the 2012 Plan is 2,704,716 shares and under the 2012 Directors Plan is 559,365 shares.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	6,838,746	(2)	$20.98	(3)	5,345,126	(4)
Equity compensation plans not approved by security holders	—		$—		—

Total	6,838,746		$20.98		5,345,126

(1)	This table includes the following stockholder approved plans: the 2012 Plan, the 2006 Plan and the 2012 Directors Plan. The restricted stock grant made to Karl Robb, our EVP and President of EU Operations on January 16, 2012 is not included.
(2)	Represents the number of underlying shares of common stock associated with outstanding options under our stockholder approved plans and is comprised of 5,095,712 shares underlying options granted under our 2012 Plan and 1,743,034 shares underlying options granted under our 2006 Plan.
(3)	Represents the weighted-average exercise price of stock options outstanding under the 2012 Plan and the 2006 Plan.
(4)	Represents the number of shares available for future issuances under our stockholder approved equity compensation plans and is comprised of 4,785,761 shares available for future issuance under the 2012 Plan and 559,365 shares available for future issuances under the 2012 Directors Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy is required for approval of the 2015 Plan. Should such approval not be obtained, then our 2012 Plan as currently drafted will remain in effect. Abstentions and broker discretionary votes will have the same effect as votes against the proposal.

Recommendation

The Board recommends a vote FOR approval of the EPAM Systems, Inc. 2015 Long Term Incentive Plan.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports, notices of Internet availability of proxy materials and information statements, to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Ginger Mosier, General Counsel and Corporate Secretary, or by telephone at (267) 759-9000 ext. 64588. We undertake to deliver separate copies of these documents promptly upon such written or oral request. Stockholders who currently receive multiple copies of these documents at their address and would like to request householding of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

If a stockholder wishes to present a proposal to be included in our Proxy Statement for our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”), the proponent and the proposal must comply with these instructions and the proxy proposal submission rules of the SEC. One very important requirement is that the proposal be received by our Corporate Secretary no later than December 31, 2015, based on an anticipated proxy statement date of April 30, 2016, pursuant to SEC Rule 14a-8. Proposals we receive after that date will not be included in the Proxy Statement for the 2016 Annual Meeting. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2016 Annual Meeting will be ineligible for presentation at the 2016 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to our Corporate Secretary at our principal executive offices at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Ginger Mosier, General Counsel and Corporate Secretary. In order to be timely under our bylaws, in the case of an annual meeting of the stockholders, such notice must be received by the Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to such annual meeting nor later than 70 days prior to such annual meeting or the 10th day following the day on which public announcement is first made by us of the date of such meeting.

Stockholder nominations for the election of directors at a special meeting of the stockholders must be received by our Corporate Secretary no earlier than 120 days prior to such special meeting nor later than the later of 90 days prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting.

A stockholder’s notice to our Corporate Secretary must be in proper written form and must include the information and consents required by our bylaws related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made and each person whom the stockholder proposes to nominate for election as a director or the business desired to be brought before the meeting.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at U.S. Securities and Exchange Commission, Division of Corporation Finance, 100 F Street, NE, Washington, DC 20549 or through the SEC’s website at www.sec.gov. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Ginger Mosier, General Counsel and Corporate Secretary.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors

/s/ Ginger L. Mosier
Ginger L. Mosier
Vice President, General Counsel and Corporate Secretary

Newtown, Pennsylvania

April 30, 2015

APPENDIX A:

EPAM SYSTEMS, INC. 2015 LONG TERM INCENTIVE PLAN

SECTION 1. Purpose. The purpose of the EPAM Systems, Inc. 2015 Long Term Incentive Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of EPAM Systems, Inc. (together with its subsidiaries, the “Company”) to perform at the highest level and to further the best interests of the Company and its stockholders.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

“Board” means the board of directors of the Company.

“Cause” means, with respect to any Participant, “cause” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s:

(i) having engaged in material misconduct in providing services to the Company or its Affiliates;

(ii) having engaged in conduct that he or she knew or reasonably should have known would be materially injurious to the Company or its Affiliates;

(iii) having been convicted of, or having entered a plea bargain or settlement admitting guilt for, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or, in the course of the performance of the Participant’s service to the Company, material dishonesty;

(iv) unlawful use or possession of illegal drugs on the Company’s premises or while performing the Participant’s duties and responsibilities to the Company; or

(v) the commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate.

“Change of Control” means the occurrence of any one or more of the following events:

(i) any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or

(iii) the consummation of (A) a merger or consolidation of the Company or any of its subsidiaries with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company and/or any of its subsidiaries, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s).

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”)), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

“Committee” means the compensation committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

“Consultant” means any person, including an advisor, who is providing services to the Company or any Affiliate.

“Covered Employee” means an individual who is (1) either a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m)(3) of the Code and (2) expected by the Committee to be the recipient of compensation (other than Section 162(m) Compensation) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would be claimed.

“Director” means any member of the Company’s Board of Directors.

“Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement:

(i) a permanent and total disability that entitles the Participant to disability income payments under any long-term disability plan or policy provided by the Company under which the Participant is covered, as such plan or policy is then in effect; or

(ii) if the Participant is not covered under a long-term disability plan or policy provided by the Company at such time for whatever reason, then the term “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code and, in this case, the existence of any such Disability will be certified by a physician acceptable to the Company.

“Effective Date” has the meaning ascribed to such term in Section 15.

“Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or the applicable laws.

“Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

“Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the date of grant (or, if there is no reported sale on such date of grant, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

“Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, a material reduction by the Company or any of its Affiliates of the Participant’s base salary, other than any such reduction that applies generally to similarly situated employees of the Company, without such Participant’s consent; provided that, in each case, (A) the Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) if possible, the Company shall have 60 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 60-day period, the Participant shall terminate his or her employment or service not later than 60 days after the end of such 60-day period.

“Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.

“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means an Award granted pursuant to Section 10.

“Participant” means the recipient of an Award granted under the Plan.

“Performance Award” means an Award granted pursuant to Section 9.

“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

“Predecessor Plan” means the EPAM Systems, Inc. Amended and Restated 2006 Stock Option Plan and the EPAM Systems, Inc. 2012 Long Term Incentive Plan.

“Restricted Stock” means any Share granted pursuant to Section 8.

“RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

“SAR” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

“Shares” means shares of the Company’s common stock.

“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

“Termination of Service” means, in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or Affiliate, or, in the case of a Participant who is an independent contractor or other service provider, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a Director of the Board or an independent contractor shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.

SECTION 3. Eligibility.

(a) Any Employee, Consultant or any other individual who provides services to the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b) Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

SECTION 4. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Committee, which shall be appointed by the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Composition of Committee. To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members, each of whom is (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law , the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs, except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Exchange Act, and the Committee may delegate to another committee of the Board (which may consist of solely one Director) the authority to grant all types of Awards, in accordance with the law.

(c) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(d) Dodd-Frank Clawback. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. Without limiting the foregoing, the Committee may provide in award agreements that, in event of a financial restatement that reduces the amount of previously awarded incentive compensation that would not have been earned had results been properly reported, outstanding awards will be cancelled and the Company may clawback (i.e., recapture) realized Option/SAR gains and realized value for vested Restricted Stock or RSUs or earned Performance Awards within 12 months preceding the financial restatement.

(e) Restrictive Covenants. The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

(f) No Excise Tax Gross-ups. In no event shall a Participant be entitled to a gross-up payment under the Plan for any excise tax incurred by such Participant in connection with an Award under Sections 280G and 4999 of the Code.

SECTION 5. Shares Available for Awards.

(a) Following the Effective Date, no additional equity awards will be granted under the Company’s 2012 Long Term Incentive Plan. Any shares remaining available for issuance under the Predecessor Plans as of the Effective Date (the “Predecessor Plans’ Available Reserve”) shall become available for issuance pursuant to Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Predecessor Plans shall remain subject to the terms of the applicable Predecessor Plan; provided, however, any shares subject to outstanding awards granted under the Predecessor Plans that expire or terminate for any reason prior to exercise or would otherwise return to the applicable Predecessor Plan’s share reserve (the “Returning Shares”) shall instead become available for issuance pursuant to Awards granted hereunder.

(b) Subject to adjustment as provided in Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 4,000,000 Shares plus (ii) the number of shares subject to the Predecessor Plans’ Available Reserve plus (iii) an additional number of shares consisting of the Returning Shares, if any, as such shares become available from time to time (collectively, the “Aggregate Share Authorization”).

(c) Any Shares subject to an Award including any award under the Predecessor Plans after the Effective Date (other than a Substitute Award), that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan. Notwithstanding the foregoing, Shares subject to an Award shall not again be available for issuance under the Plan if such Shares are tendered or withheld in payment of any grant, purchase, exercise or hurdle price of an Award or taxes related to an Award.

(d) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(b) and the individual limits specified in Section 5(f);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(f) Subject to adjustment as provided in Section 5(d), the following limits shall apply to grants of Awards under the Plan:

(i) Options and SARs. The maximum aggregate amount of Shares that may be awarded to any one Participant in any one calendar year with respect to Options and SARs shall be 1,000,000 Shares.

(ii) Performance Awards. The maximum aggregate amount of Shares that may be awarded to any one Participant in any one calendar year with respect to Performance Awards is 650,000 Shares; provided that, to the extent such Performance Award is denominated as a cash amount, such maximum aggregate amount shall be $2,250,000 (determined as of the date of payment).

(iii) Other Stock-Based Awards. The maximum aggregate amount of Shares that may be awarded to any one Participant in any one calendar year with respect to Other Stock-Based Awards shall be 650,000 Shares.

(g) Subject to adjustment as provided in Section 5(d), the maximum number of Shares that may be issued pursuant to Incentive Stock Options under the Plan shall be equal to the Aggregate Share Authorization.

SECTION 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed ten years from the date of grant of such Option.

(c) The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part. The Committee may specify in an Award Agreement that an “in-the-money” Option shall be automatically exercised on its expiration date.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the Company’s stockholders.

SECTION 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed ten years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

SECTION 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date).

(b) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d) If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

(e) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 9. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated and/or settled as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b) If the Committee intends that a Performance Award should constitute Section 162(m) Compensation, such Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings or loss (including earnings or loss before taxes, before interest and taxes, or before earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; cash margin; year-end cash; debt reduction; stockholder equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Performance criteria set under the Plan shall be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), except, to the extent that any objective performance criteria are used, if any measurements require deviation from GAAP, such deviation shall be at the discretion of the Committee at the time the performance criteria are set or at such later time to the extent permitted under Section 162(m) of the Code. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to be Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, in the discretion of the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s Termination of Service.

(d) Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation.

SECTION 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

SECTION 11. Effect of Termination of Service or a Change of Control on Awards.

(a) The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company at par value, in the event of a Participant’s Termination of Service prior to the end of a Performance Period or exercise or settlement of such Award.

(b) In the event of a Change of Control, (i) the surviving corporation or acquiring corporation, or a parent or subsidiary thereof, shall assume or continue each Award that is outstanding as of immediately prior to the effective date of the Change of Control or substitute a similar stock award for such Award or (ii) if not assumed, continued or substituted as provided in clause (i), in the event of a Participant’s Termination of Service without Cause or for Good Reason within one year following the effective date of the Change of Control, all outstanding Awards then held by such Participant shall, to the extent unvested, become immediately vested and exercisable, as applicable, and any restriction on such Awards shall immediately lapse.

SECTION 12. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee, in its sole discretion, by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

SECTION 13. Amendments and Termination.

(a) Amendment or Termination of Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 4(d) of the Plan; provided further, that the Committee’s authority under this Section 13(c) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b).

(d) No Repricing. Notwithstanding the foregoing, except as provided in Section 5(d), no action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof without approval of the Company’s stockholders.

SECTION 14. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided that if the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Company shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15. Effective Date of the Plan. The Plan shall be effective as of the date of stockholder approval, which is anticipated to be June 11, 2015 (the “Effective Date”).

SECTION 16. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 17. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A at the time of such Participant’s “separation from service” (as defined in Section 409A) and the amount hereunder is “deferred compensation” subject to Section 409A, any distribution that otherwise would be made to such Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A.

SECTION 18. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

APPENDIX B:

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

EPAM SYSTEMS, INC. AND SUBSIDIARIES

(in thousands, except percent and per share amounts)

(Unaudited)

The table below presents a reconciliation of income from operations and net income as reported on our consolidated statements of income and comprehensive income to non-GAAP income from operations and non-GAAP net income, and GAAP diluted earnings per share to non-GAAP earnings per share for the fiscal years ended December 31, 2014 and 2013. Because our reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within our industry. Consequently, our non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with our consolidated financial statements, which are prepared in accordance with GAAP.

	Year ended December 31, 2014			Year ended December 31, 2013
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$456,530	$(8,648)	$447,882	$347,650	$(4,823)	$342,827
Selling, general and administrative expenses(2)	$163,666	$(16,876)	$146,790	$116,497	$(8,545)	$107,952
Income from operations(3)	$86,183	$36,959	$123,142	$76,493	$15,346	$91,839
Operating margin	11.8%	5.1%	16.9%	13.8%	2.7%	16.5%
Net income(4)	$69,641	$40,958	$110,599	$61,994	$18,146	$80,140
Diluted earnings per share(5)	$1.40		$2.22	$1.28		$1.66

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Year Ended December 31,
	2014	2013
Stock-based compensation expense	$15,972	$8,327
Acquisition-related costs	904	218

Total adjustments to GAAP selling, general and administrative expenses	$16,876	$8,545

(3)	Adjustments to GAAP income from operations:

	Year Ended December 31,
	2014	2013
Stock-based compensation expense	$24,620	$13,150
reported within cost of revenues	8,648	4,823
reported within selling, general and administrative expenses	15,972	8,327
Acquisition-related costs	904	218
Amortization of purchased intangible assets	5,349	2,785
Goodwill impairment loss	2,241	—
One-time charges	3,845	(807)

Total adjustments to GAAP income from operations	$36,959	$15,346

(4)	Adjustments to GAAP net income:

	Year Ended December 31,
	2014	2013
Stock-based compensation expense	$24,620	$13,150
reported within cost of revenues	8,648	4,823
reported within selling, general and administrative expenses	15,972	8,327
Acquisition-related costs	904	218
Amortization of purchased intangible assets	5,349	2,785
Goodwill impairment loss	2,241	—
Change in fair value of contingent consideration	1,924	—
One-time charges	3,845	(807)
Foreign exchange loss/ (gain)	2,075	2,800

Total adjustments to GAAP net income	$40,958	$18,146

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the years ended December 31, 2014 and 2013.

EPAM SYSTEMS, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF EPAM SYSTEMS, INC. The undersigned stockholder of EPAM Systems, Inc., a Delaware corporation (“EPAM”), hereby appoints Anthony Conte and Ginger Mosier, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to act as proxies to vote all shares of common stock of EPAM that the undersigned is entitled to vote at the Annual Meeting of Stockholders of EPAM to be held at EPAM’s corporate offices located at 41 University Drive, Newtown, Pennsylvania, 18940, on Thursday, June 11, 2015 at 10:00 a.m. EDT and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof. (Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF EPAM Systems, Inc. June 11, 2015 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/17464/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230304030000000000 0 061115 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 5, AND FOR “EVERY YEAR” FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. To elect two (2) Class III directors listed in the accompanying proxy statement to hold office for a three year term or until their successors are elected and qualified. NOMINEES: FOR ALL NOMINEES Arkadiy Dobkin Robert E. Segert WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015. FOR AGAINST ABSTAIN 3. To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement. FOR AGAINST ABSTAIN 4. To approve, on an advisory and non-binding basis, the frequency with which stockholders are provided an advisory vote to approve executive compensation. Every year Every 2 years Every 3 years ABSTAIN 5. To approve the EPAM Systems, Inc. 2015 Long Term Incentive Plan. FOR AGAINST ABSTAIN In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: “FOR ALL NOMINEES” FOR DIRECTOR DESCRIBED IN PROPOSAL 1; “FOR” PROPOSAL 2 “FOR” PROPOSAL 3 FOR “EVERY YEAR” FOR PROPOSAL 4 “FOR” PROPOSAL 5 IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.